                                                                   Exhibit 10.10


                                                                  EXECUTION COPY

                              MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                             LIBERATE TECHNOLOGIES

                            LIBERATE ACQUISITION CO.

                                SOURCESUITE LLC

                          SOURCESUITE ACQUISITION LLC

                               SOURCE MEDIA, INC.

                            INSIGHT INTERACTIVE, LLC

                                      AND

                      INSIGHT COMMUNICATIONS COMPANY, INC.

                          Dated as of January 12, 2000

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ARTICLE 1  THE MERGER......................................................................................................   2
     1.1  The Merger.......................................................................................................   2
     1.2  Effective Time...................................................................................................   2
     1.3  Effect of the Merger on Constituent Companies....................................................................   3
     1.4  Certificate of Formation, Limited Liability Company Agreement and Management Committee of Surviving Corporation..   3
     1.5  Maximum Number of Shares of Parent Common Stock to be Issued; Effect on Target Units.............................   3
     1.6  Exchange Procedures..............................................................................................   4
     1.7  No Further Ownership Rights in Target............................................................................   5
     1.8  Exemption from Registration; California Permit...................................................................   5
     1.9  Further Action...................................................................................................   5
     1.10  Reduction in Cash Consideration.................................................................................   6

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF TARGET........................................................................   6
     2.1  Organization and Qualification...................................................................................   6
     2.2  Authority Relative to this Agreement.............................................................................   7
     2.3  Capitalization...................................................................................................   7
     2.4  Subsidiaries.....................................................................................................   8
     2.5  No Conflicts.....................................................................................................   8
     2.6  Books and Records; Organizational Documents......................................................................   8
     2.7  Target Financials................................................................................................   9
     2.8  Absence of Changes...............................................................................................   9
     2.9  No Undisclosed Liabilities.......................................................................................  12
     2.10  Taxes...........................................................................................................  12
     2.11  Legal Proceedings...............................................................................................  15
     2.12  Compliance with Laws and Orders.................................................................................  15
     2.13  Employee Benefit Plans..........................................................................................  15
     2.14  Title to Property...............................................................................................  16
     2.15  Intellectual Property...........................................................................................  17
     2.16  Contracts.......................................................................................................  20
     2.17  Insurance.......................................................................................................  21
     2.18  Affiliate Transactions..........................................................................................  21
     2.19  Employees; Labor Relations......................................................................................  22
     2.20  Environmental Matters...........................................................................................  23
     2.21  Other Negotiations; Brokers; Third Party Expenses...............................................................  24
     2.22  Foreign Corrupt Practices Act...................................................................................  24
     2.23  Approvals.......................................................................................................  25
     2.24  Disclosure......................................................................................................  25
     2.25  Permit Application; Information Statement.......................................................................  25
     2.26  Investment Advisors.............................................................................................  26
     2.27  Due Diligence...................................................................................................  26
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ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF ACQUIROR......................................................................  26
     3.1  Organization and Qualification...................................................................................  26
     3.2  Authority Relative to this Agreement.............................................................................  26
     3.3  SEC Documents; Parent Financial Statements.......................................................................  27
     3.4  No Conflicts.....................................................................................................  28
     3.5  Information to be Supplied by Parent.............................................................................  28
     3.6  Ownership of Merger Sub; No Prior Activities.....................................................................  28
     3.7  Investment Advisors..............................................................................................  29
     3.8  Third Party Consents.............................................................................................  29

ARTICLE 4  ADDITIONAL AGREEMENTS...........................................................................................  29
     4.1  Information Statement; Permit Application........................................................................  29
     4.2  Target Units Holders Approval....................................................................................  30
     4.3  Access to Information............................................................................................  31
     4.4  Confidentiality..................................................................................................  31
     4.5  Expenses.........................................................................................................  31
     4.6  Public Disclosure................................................................................................  32
     4.7  Approvals........................................................................................................  32
     4.8  Notification of Certain Matters..................................................................................  32
     4.9  Additional Documents and Further Assurances......................................................................  32
     4.10  NNM Listing.....................................................................................................  33
     4.11  Auditors........................................................................................................  33
     4.12  Benefit Arrangements............................................................................................  33
     4.18  Noncompete......................................................................................................  34

ARTICLE 5  CONDITIONS TO THE MERGER........................................................................................  34
     5.1  Conditions to Obligations of Each Party to Effect the Merger.....................................................  34
     5.2  Additional Conditions to Obligations of Target...................................................................  35
     5.3  Additional Conditions to the Obligations of Parent and Merger Sub................................................  36

ARTICLE 6  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS...............................................  38
     6.1  Survival of Representations, Warranties, Covenants and Agreements................................................  38
     6.2  Indemnification by Target and the Holder Indemnitors.............................................................  38
     6.3  Market Stand-Off.................................................................................................  39
     6.4  Limitation of Liability..........................................................................................  39

ARTICLE 7  CONDUCT PRIOR TO THE EFFECTIVE TIME.............................................................................  40
     7.1  Conduct of Business..............................................................................................  40
     7.2  No Solicitation..................................................................................................  40

ARTICLE 8  TERMINATION, AMENDMENT AND WAIVER...............................................................................  41
     8.1  Termination......................................................................................................  41
     8.2  Effect of Termination............................................................................................  42
     8.3  Amendment........................................................................................................  42
     8.4  Extension; Waiver................................................................................................  43
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ARTICLE 9  MISCELLANEOUS PROVISIONS........................................................................................  43
     9.1  Notices..........................................................................................................  43
     9.2  Entire Agreement.................................................................................................  45
     9.3  Further Assurances; Post-Closing Cooperation.....................................................................  45
     9.4  Waiver...........................................................................................................  45
     9.5  Third Party Beneficiaries........................................................................................  46
     9.6  No Assignment; Binding Effect....................................................................................  46
     9.7  Headings.........................................................................................................  46
     9.8  Invalid Provisions...............................................................................................  46
     9.9  Governing Law....................................................................................................  46
     9.10  Construction....................................................................................................  46
     9.11  Counterparts....................................................................................................  46
     9.12  Specific Performance............................................................................................  46
     9.13  No Solicitation of Employees....................................................................................  47
     9.14  Exculpation.....................................................................................................  47

ARTICLE 10  DEFINITIONS....................................................................................................  47
     10.1  Definitions.....................................................................................................  47
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EXHIBITS & SCHEDULES
--------------------
Exhibit A            -  Forms of Ancillary Agreements
                        A.1--Programming Services Agreement
                        A.2--VirtualModem License Agreement
                        A.3--Preferred Content Provider Agreement
                        A.4--Registration Rights Agreement [to come]
Exhibit B            -  Form of Delaware Certificate of Merger [to come]
Exhibit C            -  Form of Stockholders Certificate [to come]
Exhibit D            -  Form of Parent Officer's Certificates [to come]
Exhibit E            -  Matters to be Covered by Legal Opinion of Gunderson Dettmer Stough
                        Villeneuve Franklin & Hachigian, LLP [to come]
Exhibit F            -  Form of Target Management Committee's Certificates [to come]
Exhibit G            -  Matters to be Covered by Legal Opinion of Cooperman Levitt Winkoff
                        Lester & Newman, P.C. [to come]
Exhibit H            -  Form Parent Officer's Tax Certificate
Exhibit 4.2          -  Support Agreement
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                                       iv

                              MERGER AGREEMENT AND


                             PLAN OF REORGANIZATION

          This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is
                                                                 ---------
made and entered into as of January 12, 2000, by and among LIBERATE TECHNOLOGIES, a Delaware corporation (the "Parent"), SOURCESUITE LLC, a Delaware
                                           ------
limited liability company (the "Target"), SOURCE MEDIA, INC., a Delaware
                                ------
corporation ("Source Media"), INSIGHT COMMUNICATIONS COMPANY, INC., a Delaware
              ------------
corporation ("Insight Communications") and INSIGHT INTERACTIVE, LLC, a Delaware
              ----------------------
limited liability company and wholly owned subsidiary of Insight Communications ("Insight Interactive"). This Agreement shall be entered into by LIBERATE
  -------------------
ACQUISITION CO., a Delaware limited liability company and a wholly owned subsidiary of Parent (the "Merger Sub"), and by SOURCESUITE ACQUISITION LLC, a
                           ----------
Delaware limited liability company (the "Other Assets Company"), on or before
                                         --------------------
the Closing. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.
                      ----------

                                    RECITALS

          A. Source Media and Insight Interactive are the holders (individually a "Holder," collectively the "Holders") of all of the capital ownership interests in Target ("Target Units"); the affairs of Target and the conduct of
                      ------------
its business is as set forth in the Limited Liability Company Agreement between Source Media and Insight Interactive dated as of November 17, 1999 ("Target LLC
                                                                     ----------
Agreement"); and a management committee has the final authority with respect to
---------
the management of the business and affairs of Target ("Target Management
                                                       -----------------
Committee").
---------

          B. Target and Other Assets Company will enter into agreement(s) whereby the assets of Target prior to the effectiveness of such agreement(s) will be separated such that the business, all assets and properties used in and/or necessary to the conduct of the business, and certain liabilities associated with the business, each relating to the VirtualModem Products will remain within Target and all other businesses, assets, properties and liabilities will be purchased by Other Assets Company at a price equal to their fair market value as determined by KPMG Peat Marwick in its valuation (the "KPMG Value").

          C. The Board of Directors of Parent and the Management Committees of each of Merger Sub and Target believe it is in the best interests of Parent, Merger Sub and Target and their respective stockholders and members that Parent acquire Target through the merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.
-------

          D. The Board of Directors of Parent and the Management Committees of each of Merger Sub and Target have approved the Merger and this Agreement and the transactions contemplated hereby.

          E. Pursuant to the Merger, among other things, and subject to the terms and conditions of the Agreement, all of the Target Units which are outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive shares of Common Stock of Parent ("Parent
                                                                       ------
Common Stock").
------------

          F. On the Closing Date, Target and Other Assets Company shall enter into the Programming Services Agreement; Other Assets Company and Parent shall enter into the Preferred Content Provider Agreement; Target and Insight Communications shall enter into the VirtualModem License Agreement; and Parent and the Holders shall enter into the Registration Rights Agreement, all in the forms attached hereto as Exhibit A.1 through A.4.
                         -----------------------

          G. Target and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

          H. For United States federal income tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code.

          NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                  THE MERGER

1.1  The Merger.  At the Effective Time and subject to and upon the terms and
     ----------
conditions of this Agreement and the applicable provisions of the DLLCA, and, to the extent applicable, the California Code, Merger Sub shall be merged with and into Target, the separate existence of Merger Sub shall cease, and Target shall continue as the surviving company and as a wholly owned subsidiary of Parent (the "Surviving Company").
      -----------------

1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant to
     --------------
Section 8.1, the closing and consummation of the Merger (the "Closing") will
-----------                                                   -------
take place as promptly as practicable, but in no event later than two (2) Business Days, following satisfaction or waiver of the conditions set forth in
Article 5, at the offices of Gunderson Dettmer Stough Villeneuve Franklin &
---------
Hachigian, LLP, unless another place or time is agreed to by Parent and Target. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger
-------------
to be consummated by filing a certificate of merger in form reasonably acceptable to the parties, in form and substance to be agreed upon by Parent and Holders and to be set forth as Exhibit B (the "Delaware Certificate of Merger"),
                               ---------       ------------------------------
in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing, or such later time agreed to by the parties and set forth in the Delaware Certificate of Merger, being referred to herein as the "Effective Time"). The
                                                        --------------
Delaware Certificate of Merger shall provide that the Surviving Company shall change its name, and Parent and the Surviving Company shall take all actions reasonably requested by the Related Parties to allow the Other Assets Company to use the name "SourceSuite."

1.3  Effect of the Merger on Constituent Companies.  At the Effective Time, the
     ---------------------------------------------
effect of the Merger shall be as provided in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and Target shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and Target shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

1.4  Certificate of Formation, Limited Liability Company Agreement and
     -----------------------------------------------------------------
Management Committee of Surviving Company.
-----------------------------------------
(a) At the Effective Time, the Certificate of Formation of Target, as in effect immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving Company from and after the Effective Time until thereafter amended as provided by applicable law and such Certificate of Formation.
(b) At the Effective Time, the Limited Liability Company Agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Limited Liability Company Agreement of the Surviving Company until thereafter amended as provided by applicable law.
(c) At the Effective Time, the Target Management Committee shall no longer have any rights, power or authority to manage the business or affairs of Target or the Surviving Company and Parent shall designate the manager(s) of the Surviving Company.

1.5  Maximum Number of Shares of Parent Common Stock to be Issued; Effect on
     -----------------------------------------------------------------------
Target Units.  The maximum number of shares of Parent Common Stock to be issued
------------
in exchange for the acquisition by Parent of all Target Units which are outstanding immediately prior to the Effective Time shall not exceed the Maximum Share Number. On the terms and subject to the conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or Target or any holder of any Target Units, the following shall occur:

(a)  Transfer of Target Units.  At the Effective Time, each Target Unit that is
     ------------------------
     outstanding immediately prior to the Effective Time will be transferred to Parent in exchange for the issuance by Parent of that number of shares of Parent Common Stock equal to the Exchange Ratio, rounded down to the nearest whole share of Parent Common Stock, subject to adjustment in accordance with Section 1.8, plus as a working capital adjustment an amount
                     -----------
     of cash equal to the quotient of (X) the excess of (A) the amount of Target's cash and cash equivalents at the Effective Time over (B) any taxes payable by Target on the sale of assets to the Other Assets Company which shall be estimated as of the Closing Date (in calculating taxes payable for this purpose, any losses incurred by Target prior to the Effective Time shall offset any gain that would otherwise be recognized on such sale), divided by (Y) the aggregate number of Target Units that are outstanding immediately prior to the Effective Time. At the Effective

     Time, the taxes payable in clause (B) above shall be estimated, based on the sales price of the assets sold to the Other Assets Company. Adjustments to the taxes payable, if any, shall be made following the preparation of Target's federal income tax return for the period ending on the Closing Date; if the estimated taxes payable as determined on the Closing Date are higher than the taxes reported on such return, Parent shall make a cash payment to each Holder equal to one half of such difference, and if the estimated taxes payable are lower than the taxes reported on such return each Holder shall make a cash payment to Parent equal to one half of such difference.

(b)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be equitably
     ------------------------------
     adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

(c)  Fractional Shares.  No fraction of a share of Parent Common Stock will be
     -----------------
     issued in the Merger, but in lieu thereof, each holder of a Target Unit who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the average of the closing prices of Parent's Common Stock for the ten (10) trading days ended on the second trading day immediately preceding the Closing Date.

1.6  Exchange Procedures.
     -------------------

(a)  Parent Common Stock.  As soon as practicable after the Effective Time, but
     -------------------
     in no event later than two (2) Business Days after the Effective Time, Parent shall transfer to each Holder a certificate for the aggregate number of shares of Parent Common Stock issuable in exchange for outstanding Target Units owned by such Holder pursuant to Section 1.5 and cash in an
                                                   -----------
     amount sufficient to permit the payment of all cash payable in lieu of fractional shares pursuant to Section 1.5(c).
                                   --------------

(b)  Exchange Procedures.  As soon as practicable after the Effective Time, but
     -------------------
     in no event later than two (2) Business Days after the Effective Time, each Holder shall transfer the Target Units owned by it to the Parent. Until so transferred, each outstanding Target Unit prior to the Effective Time will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Parent Common Stock into which such Target Units shall be so transferable and the right to receive cash in lieu of fractional shares as provided herein.

(c)  Distributions With Respect to Transferred Target Units.  No dividends or
     ------------------------------------------------------
     other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to any Holder of any untransferred Target Units with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Target Units shall transfer such Target Units as provided in this Section 1.6 or as otherwise accepted by Parent. Subject to
             -----------
     applicable law,
     following surrender of any such Target Units, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such transfer, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.5(c)) with respect to such whole shares of Parent Common
             --------------
     Stock.

1.7  No Further Ownership Rights in Target.  All shares of Parent Common Stock
     -------------------------------------
issued upon the transfer of Target Units in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Target Units, and there shall be no further registration of transfers on the records of Target of Target Units which were outstanding immediately prior to the Effective Time.

1.8  Exemption from Registration; California Permit.  The shares of Parent
     ----------------------------------------------
Common Stock to be issued pursuant to Section 1.6 in connection with the Merger
                                      -----------
will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 3(a)(10) thereof, or pursuant to Section 4.1, by
                                                           -----------
reason of Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder. Subject to the provisions of Section 4.1, the shares
                                                       -----------
of Parent Common Stock to be issued pursuant to Section 1.6 in connection with
                                                -----------
the Merger will be qualified under the California Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law. Parent shall use all requisite commercially reasonable efforts, with the cooperation of Target, (i) to file, as promptly as practicable following the execution and delivery of this Agreement and in any event on or before January 21, 2000, an application for issuance of a permit pursuant to Section 25121 of the California Code to issue such securities (the "California Permit") and (ii) to obtain the California Permit as promptly
      -----------------
as practicable and in any event no later than March 10, 2000. If the parties are unable to obtain the California Permit for whatever reason by March 10, 2000, as required by Section 5.1(c), Source Media shall be entitled to receive for each Target Unit then held by Source Media an amount of cash equal to $15 million divided by the number of Target Units then held by Source Media (plus any cash for each such Target Unit payable pursuant to Section 1.5(a) hereof), and the number of shares of Parent Common Stock to which Source Media shall be entitled to receive pursuant to Section 1.5 shall be reduced by the number of shares by which the Maximum Share Number is reduced, provided, however, that if the cash payable pursuant to this Section 1.8 is reduced in accordance with
Section 1.10, the number of shares of Parent Common Stock to which Source Media
------------
shall be entitled to receive shall be increased by the increase in the Maximum Share Number determined in accordance with Section 1.10.
                                           ------------

1.9  Further Action.  If, at any time after the Effective Time, any such further
     --------------
action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, Parent is fully authorized to take, and will take, all such lawful and necessary action.

1.10  Reduction in Cash Consideration.  Anything to the contrary herein
      -------------------------------
notwithstanding, the aggregate amount of cash payable pursuant to Section 1.5(a)
                                                                  --------------
and Section 1.8 shall be reduced such that the sum of (A) the cash payable
    -----------
pursuant to Section 1.5(a),
            --------------

(B) the cash payable pursuant to Section 1.8, (C) the KPMG Value (as defined in
                                 ------------
the Recitals of this Agreement) and (D) the value of the royalty-free license granted to Other Assets Company pursuant to the Programming Services Agreement by Parent or Target as determined by KPMG Peat Marwick, will not exceed 19.9% of the total aggregate consideration payable to the Holders calculated based on the fair market value of the Parent Common Stock at the Effective Time. Any such reduction shall first be made from the amount of cash payable pursuant to
Section 1.8. If the amount of cash payable is reduced in accordance with this
-----------
Section 1.10, the Maximum Share Number shall be increased by a number of shares
------------
equal to such reduction divided by $232.6875 per share; provided, however, that in no event shall the Maximum Share Number be increased above 886,000.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF TARGET

          Target, Target Subsidiary, the Holders and Insight Communications, jointly and severally, hereby represent and warrant to Parent, subject to such exceptions and qualifications as specifically disclosed with respect to the specific numbered and lettered sections and subsections of this Article 2 in the
                                                                ---------
Target disclosure schedule and schedule of exceptions of Target (the "Target
                                                                      ------
Disclosure Schedule") delivered herewith and which shall become a part hereof,
-------------------
dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

2.1  Organization and Qualification.  Target is a limited liability company and
     ------------------------------
Target Subsidiary is a corporation; each such entity is duly organized, validly existing and in good standing under the laws of the state or province of its formation or incorporation, and each of Target and Target Subsidiary has all requisite power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. Each of Target and Target Subsidiary is duly qualified to do business and is in good standing as a limited liability company or a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on Target.
Section 2.1 of the Target Disclosure Schedule sets forth each jurisdiction where
---------------------------------------------
each of Target and Target Subsidiary is so qualified to do business and separately lists each other jurisdiction in which each of Target and Target Subsidiary owns, uses, licenses or leases any material Assets and Properties, conducts business, or has employees or engages independent contractors.

2.2  Authority Relative to this Agreement.  Subject only to the requisite
     ------------------------------------
approval of the Merger, this Agreement and the other agreements attached as Exhibits A.1 to A.4 hereto (the "Ancillary Agreements") by the holders of Target
                                 --------------------
Units, each of Target, Other Assets Company, Source Media, Insight Communications and Insight Interactive (individually, a "Related Party;" collectively, the "Related Parties") (i) has all requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Related Party of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each

Related Party of the transactions contemplated hereby and thereby, and the performance by each Related Party of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by each Related Party; and no other action on the part of such governing bodies is required to authorize the execution, delivery and performance by each Related Party of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each Related Party of the transactions contemplated hereby and thereby. The consummation by Source Media of the transactions contemplated hereby shall at Closing have received all requisite approvals of the Source Media Bondholders. This Agreement and the Ancillary Agreements to which such Related Party is a party have been duly and validly executed and delivered by such Related Party and, assuming the due authorization and valid execution and delivery hereof by Parent and each other party to such agreement, each constitutes a legal, valid and binding obligation of such Related Party enforceable against such Related Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

2.3  Capitalization.  The authorized capital ownership interests of Target
     --------------
consists only of 1,000,000 Target Units, all of which are outstanding. All of the outstanding Target Units are validly issued, fully paid and nonassessable and have been issued in compliance with all applicable federal, state and foreign securities Laws. Section 2.3 of the Target Disclosure Schedule lists
                          ---------------------------------------------
the name of each holder of Target Units.  Except as set forth in Section 2.3 of
                                                                 --------------
the Target Disclosure Schedule, Target has not authorized or issued any other
------------------------------
units or other measures of capital ownership of Target.  Except as set forth in

Section 2.3 of the Target Disclosure Schedule, there are no agreements,
---------------------------------------------
arrangements or understandings to which Target is a party (written or oral) to issue any other units or other measures of capital ownership of Target, there are no options or other rights to require such units or other measures of capital ownership and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any units or other measures of capital ownership of Target created by statute, the Certificate of Formation or the Target LLC Agreement, or any agreement or other arrangement to which Target is a party or to which it is bound and there are no agreements, arrangements or understandings to which Target is a party (written or oral) pursuant to which Target has the right to elect to satisfy any Liability by issuing any units or other measures of capital ownership of Target. Other than the Target LLC Agreement, Target is not a party or subject to any agreement or understanding, and, to Target's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, distributions, allocation of profits and losses, or transferability of units or other measures of capital ownership of Target, including any voting trust agreement or proxy.

2.4  Subsidiaries.  SourceSuite Canada Inc., a Canadian federal corporation
     ------------
("Target Subsidiary") is a wholly owned subsidiary of Target.  Except for Target
-------------------
Subsidiary, Target has (and prior to the Closing will have) no Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

2.5  No Conflicts.  The execution and delivery by Target of this Agreement does
     ------------
not, and the performance by Target of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Formation of Target or the Target LLC Agreement or the Certificate of Incorporation or Bylaws of Target Subsidiary or the charter documents of the Related Parties (other than Target);

(b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.5 of the Target
                                                 -------------------------
     Disclosure Schedule, if any, conflict with or result in a violation or
     -------------------
     breach of any Law or Order applicable to Target or Target Subsidiary, any of their respective Assets and Properties or any Related Party (other than Target); or

(c) except as would not have a Material Adverse Effect on Target or as disclosed in Section 2.5 of the Disclosure Schedule (i) conflict with or
                  --------------------------------------
     result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Target, Target Subsidiary or any Related Party (other than Target) to obtain any consent, approval or action of, make any filing with or give any notice to any Person (other than the filing of the Delaware Certificate of Merger together with the required officers' certificates, any filing required under the HSR Act and regulations promulgated thereunder, and such consents' approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws) as a result or under the terms of,
     (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any material Lien upon Target or Target Subsidiary or any of their respective material Assets and Properties under or (vii) result in the loss of a material benefit under, any material Contract or License to which Target or Target Subsidiary is a party or by which any of Target's or Target Subsidiary's material Assets and Properties are bound.

2.6  Books and Records; Organizational Documents.  The minute books and capital
     -------------------------------------------
interests record books and other similar records of Target and Target Subsidiary have been provided or made available to Parent or its counsel prior to the execution of this Agreement as set forth in Section 2.6 of the Disclosure
                                            -----------------------------
Schedule, are complete and correct in all material respects and have been
--------
maintained in accordance with customary business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the members of Target and Target Management Committee and of the directors, stockholders and committees of the Board of Directors of Target Subsidiary from the date of Target's and Target Subsidiary's respective formation or incorporation through the date hereof. Target has prior to the execution of this Agreement delivered to Parent true and complete copies of its Certificate of Formation and limited liability company agreement and of Target Subsidiary's Certificate and Articles of Incorporation and Bylaws, as amended through the date hereof. Target is not in violation of any provisions of its

Certificate of Formation or Target LLC Agreement, as so amended, nor is Target Subsidiary in violation of any provisions of its Articles of Incorporation or Bylaws.

2.7  Target Financials.  Section 2.7 of the Target Disclosure Schedule sets
     -----------------   ---------------------------------------------
forth Target Financials. Target Financials delivered to Parent are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods (except, with respect to any Target Financials that are unaudited, for the absence of notes thereto and the effect of the absence of notes thereto and the effect of the absence of year-end audit adjustments) indicated and consistent with each other (except as indicated in the notes thereto, as delivered to Parent prior to the date hereof). Target Financials present fairly the financial condition and operating results of Target as of the dates and during the periods indicated therein. The accounts and notes receivable of Target reflected on Target Financials, and all accounts and notes receivable arising subsequent to November 30, 1999, (a) arose from bona fide sales transactions, and are payable on ordinary trade terms net of applicable reserves, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any known valid set-off or counterclaim net of applicable reserves and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement (except that software licensed by Target is subject to acceptance by Target). All inventory of Target reflected on the balance sheet included in the Target Financials consisted, and all such inventory acquired since November 30, 1999 consists of a quality and quantity usable and salable in the ordinary course of business net of applicable reserves. None of the items included in the inventory of Target have been pledged as collateral, is held by Target on consignment from others; all of the items included in the inventory of Target conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities. All intercompany indebtedness of Target and Target Subsidiary to any Holder or other Related Party shall be cancelled or settled on or before the Closing, provided that Lucky shall pay up to $50,000 of prepaid expenses for goods and services to be received by Target or Target Subsidiary after the Closing.

2.8  Absence of Changes.  Since the Financial Statement Date, there has not been
     ------------------
any material adverse change in the Business or Condition of Target or any occurrence or event which, individually or in the aggregate, is expected to have Material Adverse Effect on Target. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as set forth in Section 2.8 of the Target Disclosure Schedule, since the Financial
         ---------------------------------------------
Statement Date:

(a) neither Target nor Target Subsidiary has entered into any Contract or other material commitment or transaction and no other Related Party has entered into a contract relating to the VirtualModem Business;

(b) Target has not entered into any Contract in connection with any transaction involving a Business Combination;

(c) there has not been any material amendment or other material modification (or agreement to do so), or material violation of the terms of, any of the Contracts set forth or described in Section 2.16 of the Target Disclosure
                                         -------------------------------------
     Schedule;
     --------

(d) neither Target not Target Subsidiary has entered into any transaction with any member, manager, officer, director, Affiliate or Associate of Target, other than pursuant to any Contract disclosed to Parent pursuant to (and so identified in) Section 2.8(d) of the Target Disclosure Schedule.
                    ------------------------------------------------

(e) there has not been any transfer (by way of a License or otherwise) to any Person (including any Related Party other than Target) of rights to any material Target Intellectual Property, other than licenses in the ordinary course of business consistent with past practice;

(f) there has not been any amendment to Target's Certificate of Formation or Target LLC Agreement or to Target Subsidiary's Articles of Incorporation or Bylaws;

(g) Target has not declared, set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Target Units, or effected or approved any split, combination or reclassification of any Target Units, or issued or authorized the issuance of any other securities, in lieu of or in substitution for Target, or repurchased, redeemed or otherwise acquired, directly or indirectly, any Target Units;

(h) Target has not issued, granted, delivered, sold or authorized or proposed to issue, grant, deliver or sell, or purchased or proposed to purchase, any units or other measures of capital ownership of Target; and there has been no modification or amendment of the rights of any holder of any units or other measures of capital ownership of Target;

(i) no Action or Proceeding has been commenced or, to the knowledge of any Related Party, threatened by or against Target or Target Subsidiary.

(j) neither Target nor Target Subsidiary has made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

(k) Target and Target Subsidiary have taken all commercially reasonable action required to procure, maintain, renew, extend or enforce any material Target Intellectual Property;

(l) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of Target or Target Subsidiary or in an amount exceeding fifty thousand dollars ($50,000) individually or one hundred fifty thousand dollars ($150,000) in the aggregate; and

(m) neither Target nor Target Subsidiary has made or agreed to make any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any material Lien on, or a material portion of any Assets and Properties of Target;

(n) neither Target nor Target Subsidiary has made or agreed to make any acquisition of any business, company or corporation, whether through the purchase of stock, a purchase, lease or License of assets, a merger, consolidation, tender offer or any other form of business combination;

(o) neither Target nor Target Subsidiary has made or agreed to make any purchase of any Assets and Properties of any Person (including any Related Party other than Target) other than (1) acquisitions of inventory, or licenses of products, in the ordinary course of business of Target consistent with past practice and (2) other acquisitions in an amount not exceeding fifty thousand dollars ($50,000) in the case of any individual item or one hundred fifty thousand dollars ($150,000) in the aggregate;

(p) neither Target nor Target Subsidiary has made or agreed to make any capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an amount exceeding fifty thousand dollars ($50,000) individually or one hundred fifty thousand dollars ($150,000) in the aggregate;

(q) neither Target nor Target Subsidiary has made or agreed to make any write-off or write-down, any determination to write-off or write-down, or revalue, any of its Assets and Properties in excess of applicable reserves, or change in any reserves or liabilities associated therewith, in an amount exceeding fifty thousand dollars ($50,000) individually or one hundred fifty thousand dollars ($150,000) in the aggregate;

(r) neither Target nor Target Subsidiary has made or agreed to make payment, discharge or satisfaction, in an amount in excess of fifty thousand dollars ($50,000) in any one case or one hundred fifty thousand ($150,000) in the aggregate, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Target Financials and other than Liabilities incurred in the ordinary course of business since the Financial Statement Date;

(s) neither Target nor Target Subsidiary has failed to pay or otherwise satisfy any Liabilities presently due and payable except such Liabilities which are being contested in good faith by appropriate means or proceedings and which are immaterial in amount;

(t) neither Target nor Target Subsidiary has incurred any Indebtedness or guaranteed any Indebtedness in any amount exceeding fifty thousand ($50,000) individually or one hundred fifty thousand ($150,000) in the aggregate or issued or sold any debt securities of Target or guaranteed any debt securities of others;

(u) neither Target nor Target Subsidiary has granted any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, copies of which have been delivered to Parent and the principal terms of which are disclosed in Section 2.8(u) of the Target Disclosure Schedule;
                            -------------------------------------------------

(v)  except pursuant to a Contract or otherwise disclosed to Parent pursuant to
     Section 2.8(d) of the Target Disclosure Schedule, neither Target nor Target
     ------------------------------------------------
     Subsidiary has granted or approved any increase of greater than five percent (5%) in salary, rate of commissions, rate of consulting fees or any other compensation of any current officer, director, employee, independent contractor or consultant;

(w) Target and Target Subsidiary have taken all commercially reasonable action required to procure, maintain, renew, extend or enforce any Target Intellectual Property, including submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

(x) neither Target nor Target Subsidiary has entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing.

2.9  No Undisclosed Liabilities.  Except as reflected or reserved against in
     --------------------------
Target Financials (including the notes thereto), Target does not have, and as of the Closing will not have, any material Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date that are not material.

2.10  Taxes.
      -----

(a) All Tax Returns required to be filed prior to the Effective Time by or with respect to Target or Target Subsidiary or, to the extent such relationship results in a tax lien on or against the assets of Target or Target Subsidiary or successor tax liability with respect to Target or Target Subsidiary, any affiliated, consolidated, combined, unitary or similar group of which Target is or was a member (a "Relevant Group") with any
                                                  --------------
     Taxing Authority with respect to any Taxable period ending on or before the Effective Time, have been or will be completed and filed when due (including any extensions of such due date). All such Tax Returns are true, accurate and complete as filed. Target has previously provided or made available to Parent true and correct copies of all Tax Returns. No claim has ever been made by a Taxing Authority of any jurisdiction in which Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither Target nor Target Subsidiary has been granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect.

(b) The November 30, 1999 balance sheet included in the Target Financials (the "Target Balance Sheet") (i) fully accrues all Target's actual and
      --------------------
     contingent liabilities for Taxes with respect to all periods through November 30, 1999 and Target has not and will not incur any Tax liability in excess of the amount reflected on such Target Balance Sheet with respect to such periods (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after November 30, 1999 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financials relating to Tax matters is true, complete and accurate in all material respects. Except as contemplated by this Agreement, no material Tax liability since November 30, 1999 has been or will be incurred by Target other than in the ordinary course of business, and adequate provision has been made by Target for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

(c) All Taxes due and payable by Target or Target Subsidiary, whether or not shown on any Tax Return or claimed to be due by any Taxing Authority, have been paid or accrued on the balance sheet included in the Target Financials, except for unpaid accruable Taxes incurred by Target in the ordinary course of its business since November 30, 1999. Target has withheld and paid to the applicable Taxing Authority all amounts required to be withheld and paid except where failure to so withhold or pay would not be material.

(d) There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target, Target Subsidiary, Source Media and/or Insight Interactive) investigation now pending or (to the knowledge of Target, Target Subsidiary, Source Media and/or Insight Communications) threatened against or with respect to Target or Target Subsidiary in respect of any Tax or assessment. No notice of deficiency or similar document of any Taxing Authority asserting the Target and/or Target Subsidiary has unpaid Tax liability has been received by Target or Target Subsidiary, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Taxing Authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target or Target Subsidiary. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target and Target Subsidiary are in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order.

(e) Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target.

(f) None of the assets of Target or Target Subsidiary is property that Target is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of
     Section 168(h) of the Code. Target has not made and will not make a deemed dividend election under Treas. Reg. (S)1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Target has never been a party (either as a distributing corporation or as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. Neither Target nor Target Subsidiary has participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code.
     Except for Canada, Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and any such foreign country. Target has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of federal or state law. Target is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Target is not currently, and never has been, subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4) and (5)), 162(a) (by reason of being unreasonable in amount), 162 (b) through (p) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target nor does Target owe any amount under any such Agreement. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(g) Except as contemplated by this Agreement, no material election with respect to Taxes has been or will be made without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed.

(h) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

(i) Target has validly elected or will elect, prior to the Closing Date, pursuant to Treas. Reg. (S) 301.7701-3(c)(1), to be classified as a corporation for United States federal income tax purposes effective as of the date of its formation.

2.11  Legal Proceedings.  Except as set forth in Section 2.11 of the Target
      -----------------                          --------------------------
Disclosure Schedule:
-------------------

(i) there are no Actions or Proceedings pending or, to the knowledge of any Related Party, threatened against Target or Target Subsidiary or in which Target or Target Subsidiary is a party, any of which relate to or affect Target or Target Subsidiary or their respective Assets and Properties; to the extent that Section 2.11 of the Target Disclosure Schedule identifies
                     ----------------------------------------------
     any such Actions or Proceedings, Target has fully disclosed in writing to Parent all material facts and legal analyses necessary to enable Parent to make an independent evaluation of the merits of each Action or Proceeding;

(ii) neither Target nor Target Subsidiary has received notice, nor does Target, Target Subsidiary, Source Media and/or Insight Communications otherwise have knowledge of any Orders outstanding against Target or Target Subsidiary; and

(iii) there are no facts or circumstances known to any Related Party that is reasonably expected to give rise to any Action or Proceeding against, relating to or affecting Target or Target Subsidiary.

2.12  Compliance with Laws and Orders.  Neither Target nor Target Subsidiary has
      -------------------------------
violated in any material respect, and is not currently in default in any material respect under, any Law or Order applicable to Target or Target Subsidiary or any of their respective Assets and Properties.

2.13  Employee Benefit Plans.
      ----------------------

(a) Neither Target nor Target Subsidiary maintains, sponsors, is a party to, or contributes to or is obligated to contribute to, and Target's or Target Subsidiary's employees or former employees and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

(i)  Any employee benefit plan, as defined in section 3(3) of ERISA;

(ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement (other than any such item provided solely pursuant to the terms of a written or oral contract with any individual employee that is disclosed in
     Section 2.13 of the Target Disclosure Schedule); or
     ----------------------------------------------

(iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees, managers or directors or to their survivors, other than procedures intended to comply with COBRA.

(b) Neither Target nor any ERISA Affiliate has terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

(c)  Except as disclosed in Section 2.13 of the Target Disclosure Schedule, the
                            ----------------------------------------------
     consummation of the transactions contemplated by this Agreement (excluding any employment agreement with Parent entered into by any employee or director of Target in connection with this Agreement) will not result in
     (i) any amount becoming payable to any employee, director or independent contractor of Target or Target Subsidiary, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target or Target Subsidiary may be entitled,
     (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or Target Subsidiary or (iv) any cost becoming due or accruing to Target or Target Subsidiary or Parent with respect to any employee, director or independent contractor of Target or Target Subsidiary.

(d) There are no pending, or, to the best knowledge of Target, Target Subsidiary, Source Media and/or Insight Communications, threatened, Actions or Proceedings involving any of the plans identified in Section 2.13(a), or
                                                             ---------------
     Target and Target Subsidiary, with any of the IRS, the Department of Labor, the PBGC, or any other person whomsoever. Target and Target Subsidiary know of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

(e) The Related Parties shall indemnify Target and its Affiliates for any liability of any employee of VirtualModem Employer who does not become an employee of Target or its Affiliates on or after the Closing.

2.14  Title to Property.  Except for title to Target Intellectual Property,
      -----------------
which is covered by Section 2.15 below, Target and Target Subsidiary have good
                    ------------
and valid title to all of their respective material properties, interests in properties and assets, real and personal, reflected in Target Financials or acquired after the Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statement Date in the ordinary course of business), free and clear of all material mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on Target Financials. The plants, property and equipment of Target and Target Subsidiary that are used in the operations of its businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target and Target Subsidiary are reflected in Target Financials to the extent generally accepted accounting principles required the same to be reflected as of the dates of such Target Financials. With respect to properties and assets leased by Target and Target Subsidiary, Target or Target Subsidiary, as applicable holds valid leasehold interests in such properties and assets in accordance with the terms of the agreements governing such leases. The Assets and Properties of Target and Target Subsidiary that will remain with Target and Target Subsidiary following the Closing Date are listed in Section
                                                                      -------
2.14A of the Target Disclosure Schedule  and constitute all the
---------------------------------------
assets and properties used in and/or necessary to the conduct of the VirtualModem Business as presently conducted and as proposed to be conducted by any Related Party. The Assets and Properties that will be purchased by Other Assets Company are listed in Section 2.14B of the Target Disclosure Schedule,
                             -----------------------------------------------
and none of such assets or properties are necessary to the conduct of the VirtualModem Business as presently conducted or as proposed to be conducted by any Related Party. For purposes of this Section 2.14, the VirtualModem Business proposed to be conducted by any Related Party shall constitute the VirtualModem Business proposed to be conducted by Target pursuant to any existing contractual commitment of Target and pursuant to the rollout schedule for the deployment of the VirtualModem Business for Insight Communications in the form previously furnished to Parent.

2.15  Intellectual Property.
      ---------------------

(a)  Section 2.15A of the Target Disclosure Schedule lists all Registered
     -----------------------------------------------
     Intellectual Property of Target and Target Subsidiary used in and/or necessary to the conduct of the VirtualModem Business, and lists any proceeding or actions which to the knowledge of any Related Party are pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property of Target and Target Subsidiary used in and/or necessary to the conduct of the VirtualModem Business. Section
                                                                    -------
     2.15B of the Target Disclosure Schedule lists all Registered Intellectual
     ---------------------------------------
     Property that will be purchased by Other Assets Company and lists any proceeding or actions which to the knowledge of any Related Party are pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property of Other Assets Company. None of Registered Intellectual Property of Other Assets Company are used in and/or necessary to the conduct of the VirtualModem Business.

(b) Each item of Intellectual Property of Target and/or Target Subsidiary, either is owned exclusively by Target or Target Subsidiary, as the case may be, free and clear of any Liens, or is licensed to Target or Target Subsidiary under a valid License granting sufficient rights to permit Target to conduct the VirtualModem Business. Target and Target Subsidiary own or have the valid right to use all trademarks, service marks and trade names used by Target and Target Subsidiary in connection with the operation or conduct of the VirtualModem Business, including the sale of any products or technology or the provision of any services by Target. Target and Target Subsidiary own exclusively, and have good title to, all copyrighted works that are VirtualModem Products or other works of authorship that Target and/or Target Subsidiary otherwise purport to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Target or Target Subsidiary or are in the public domain.

(c)  Except as otherwise provided in Section 2.15A of the Target Disclosure
                                     --------------------------------------
     Schedule, to the extent that any Intellectual Property of Target or Target
     --------
     Subsidiary that is used in or necessary to the VirtualModem Business has been developed or created by any Person other than Target, Target and/or Target Subsidiary has a written agreement with such Person with respect thereto and Target and/or Subsidiary has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) obtained a License under or to such Intellectual Property. In each case in which Target or Target Subsidiary has acquired ownership of any such Intellectual Property rights from any Person, such party has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to Target and/or Target Subsidiary, as the case may be, and, to the maximum extent provided for by, and in accordance with, applicable Laws, Target and/or Target Subsidiary has recorded each such assignment of Registered Intellectual Property with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

(d) Neither Target nor Target Subsidiary has transferred ownership of any Intellectual Property of Target or Target Subsidiary used in or necessary to the VirtualModem Business, to any other Person. Except pursuant to agreements described in Section 2.15A of the Target Disclosure Schedule,
                             -----------------------------------------------
     neither Target nor Target Subsidiary has granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property used in or necessary to the VirtualModem Business that is or was Intellectual Property of Target or Target Subsidiary to any Person. Section 2.15A of the Target Disclosure Schedule lists all
              -----------------------------------------------
     Contracts by which Target or Target Subsidiary have been granted any License of or other right to use any Intellectual Property of any other Person used in or necessary to the VirtualModem Business.

(e)  The Intellectual Property of Target and Target Subsidiary listed on Section
                                                                         -------
     2.15A of the Target Disclosure Schedule constitutes all the Intellectual
     ---------------------------------------
     Property used in and/or necessary to the conduct of the VirtualModem Business and all Intellectual Property required for the VirtualModem Products under development by Target as of the date hereof. None of the Intellectual Property that will be purchased by Other Assets Company listed on Section 2.15B of the Target Disclosure Schedule or the Intellectual
        -----------------------------------------------
     Property of any Holder constitutes Intellectual Property used in and/or necessary to the conduct of the VirtualModem Business or Intellectual Property required for the VirtualModem Products under development by Target as of the date hereof.

(f) On or before the Effective Time, the operation of the VirtualModem Business, including Target's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) in the VirtualModem Business, as they exist on the date hereof and at the Effective Time: (i) does not infringe the patent, copyright or trademark rights of any Person;
     (ii) does not misappropriate the trade secrets rights of any Person; (iii) does not violate in any material respect the rights of any Person (including rights to privacy or publicity other than patent rights or trademark rights described above); or (iv) does not constitute unfair competition or an unfair trade practice under any Law. Neither Target nor Target Subsidiary has received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Target infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law. Except as set forth in Section 2.11 of the Target Disclosure Schedule, there is no Order
        ----------------------------------------------
     outstanding and no Action or Proceeding pending, finding or alleging, and none of Target, Target Subsidiary, Source Media or Insight Communications has any reason to believe, that any (i) product, technology, service or publication of Target, (ii) material published or distributed by Target or Target Subsidiary, or (iii) conduct or statements of Target or Target Subsidiary, constitute material, false advertising or otherwise violates any Law.

(g) Each item of Registered Intellectual Property of Target and Target Subsidiary used in or necessary to the conduct of the VirtualModem Business and/or the development, license, use, marketing and distribution of the VirtualModem Products is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions in which such Registered Intellectual Property is registered, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.15A of the Target Disclosure Schedule
                             -----------------------------------------------
     lists all actions that must be taken by the Surviving Company within one hundred eighty (180) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining , perfecting or preserving or renewing any Registered Intellectual Property of Target and Target Subsidiary used in or necessary to the conduct of the VirtualModem Business and/or the development, license, use, marketing and distribution of the VirtualModem Products.

(h) There are no Contracts or Licenses between Target and any other Person with respect to Intellectual Property of Target or Target Subsidiary under which there is any dispute known to any Related Party regarding the scope of such Contract or License, or performance under such Contract or License, including any dispute with respect to any payments to be made or received by Target or Target Subsidiary thereunder.

(i)  Except as set forth on Section 2.15(i) of the Target Disclosure Schedule,
                            -------------------------------------------------
     to the knowledge of the Related Parties, no Person is infringing or misappropriating any Intellectual Property of Target or Target Subsidiary.

(j) Target has taken all requisite commercially reasonable steps to maintain and preserve the confidentiality of the confidential information and trade secrets of Target and Target Subsidiary or any similar information provided by any other Person to Target subject to a duty of confidentiality.
     Without limiting the generality of the foregoing, each Related Party has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention assignment agreements. All current and former employees, consultants and independent contractors of each Related Party have executed such agreements. Copies of all such agreements have been provided to Parent or made available to Parent for review.

(k) Target has taken all commercially reasonable actions necessary and appropriate to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the delivery of Target's products and services by reason of computer software errors or miscalculations associated with the advent of the year 2000, including that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in substantially the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

2.16  Contracts.
      ---------

(a)  Section 2.16A of the Target Disclosure Schedule contains a true and
     -----------------------------------------------
     complete list of each of Target's and Target Subsidiary's Contracts that are material to Target's business, operations or financial condition (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Parent prior to the execution of this Agreement) and that are used in or necessary to VirtualModem Business. Such Contracts shall include any license of any patent, copyright, trade secret or other proprietary right to or from Target or Target Subsidiary, and Contract for or affecting the development, manufacture or distribution of Target's products and services and any Contract relating to a joint venture, strategic alliance or similar arrangement. Section 2.16C of the Target Disclosure Schedule contains a
                   -----------------------------------------------
     true and complete list of each Contract to which a Related Party (other than Target) is a party that is used in or necessary to the VirtualModem Business. The Holders (A) if reasonably requested by Target, shall use their commercially reasonable best efforts to assign each such Contract to Target or, (B), if the Holders are unable to assign any such Contract to Target after using such commercially reasonable best efforts, shall use their commercially reasonable best efforts to provide Target with the benefit of such Contract. Section 2.16B of the Target Disclosure Schedule
                                -----------------------------------------------
     contains a true and complete list of each of Target's and Target Subsidiary's Contracts that are not used in or necessary to the VirtualModem Business, which will be assigned to Other Assets Company on or before the Closing. Section 2.16D of the Target Disclosure Schedule
                          -----------------------------------------------
     contains a true and complete list of each Contract to which Source Media or any of its subsidiaries is a party that are not used in or necessary to the Virtual Modem Business. Section 2.16 of the Target Disclosure Schedule
                              ----------------------------------------------
     contains a true and complete list of each Contract of Target and Target Subsidiary not terminable by Target or Target Subsidiary upon 30 days (or less) notice by Target or Target Subsidiary without penalty or obligation to make payments based on such termination.

(b)  Except as otherwise disclosed in Section 2.16 of the Target Disclosure
                                      -------------------------------------
     Schedule, each Contract required to be disclosed in Section 2.16 of the
     --------                                            -------------------
     Target Disclosure Schedule is in full force and effect and constitutes a
     --------------------------
     legal, valid and binding agreement of Target or Target Subsidiary, enforceable against Target or Target Subsidiary in accordance with its terms (subject to the effect of bankruptcy and other laws affecting the rights of creditors generally and limitations on the enforcement of contracts under principles of equity), and, to the knowledge of Target, Target Subsidiary, Source Media and/or Insight Communications, each other party thereto (subject to the effect of bankruptcy and other laws affecting the rights of creditors generally and limitations on the enforcement of contracts under principles of equity), and, to the knowledge of Target, Target Subsidiary, Source Media and/or Insight Communications, no other party to such Contract is, nor has received notice that it is, in material violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).

(c) Neither Target nor Target Subsidiary is a party to or bound by any Contract that (i) is material to Target's business and automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits Target's or Target Subsidiary's ability to compete with any Person in any line of business or in any area or territory.

2.17  Insurance.  Target and Target Subsidiary have policies of insurance and
      ---------
bonds of the type and in amounts customarily carried by companies conducting businesses or owning assets similar to those of Target and Target Subsidiary. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and Target Subsidiary are otherwise in compliance with the terms of such policies and bonds. Neither Target nor Target Subsidiary have knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.18  Affiliate Transactions.  Except as disclosed in Section 2.8(f) or 2.18(a)
      ----------------------                          -------------------------
of the Target Disclosure Schedule, and except invention assignment or
---------------------------------
confidentiality agreements in favor of Target or Target Subsidiary, (i) there are no Contracts or Liabilities between Target or Target Subsidiary, on the one hand, and (A) any current or former officer, director, stockholder, or to the knowledge of Target, Target Subsidiary, Source Media and Insight Communications, any Affiliate or Associate of Target (including any other Related Party) or (B) any Person who, to the knowledge of any Related Party, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) neither Target nor Target Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder, Affiliate or Associate, (iii) except pursuant to the Target LLC Agreement, none of any Related Party or any current or former officer, director, stockholder, Affiliate or Associate of any Related Party provides or causes to be provided any assets, services or facilities to Target or Target Subsidiary and (iv) neither Target nor Target Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

2.19  Employees; Labor Relations.
      --------------------------

(a) Neither Target nor Target Subsidiary employs any Persons or has any employees. Except as set forth on Section 2.19(a) of the Target Disclosure
                                        ----------------------------------------
     Schedule, all employees of the VirtualModem Business are employed by
     --------
     Interactive Channel Technologies Inc. (the "VirtualModem Employer").

(b) The VirtualModem Employer is not party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to Target or Target Subsidiary, or, to the knowledge of any Related Party, threatened, and there are no facts or circumstances known to Target, Target Subsidiary, Source Media and/or Insight Communications that could reasonably be expected to give rise to such complaint or claim. To the knowledge of Target, Target Subsidiary, Source Media and/or Insight Communications, there are no organizational efforts presently underway or threatened involving any employees of the VirtualModem Employer or any of the employees performing work for

     Target or Target Subsidiary but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of the VirtualModem Employer.

(c) Except as set forth on Section 2.19(c) of the Target Disclosure Schedule, all employees of the VirtualModem Employer providing services to Target and Target Subsidiary are employed at will. Section 2.19(c) of the Target
                                              -----------------------------
     Disclosure Schedule sets forth, individually and by category, the name of
     -------------------
     each officer, employee and consultant, together with such person's position or function. The annual base salary or wage and any incentive, severance or bonus arrangements with respect to each person set forth in Section 2.19
                                                                    ------------
     of the Target Disclosure Schedule has been provided to Parent.  To the
     ---------------------------------
     knowledge of any Related Party, no employee of the VirtualModem Employer providing services to or on behalf of Target or Target Subsidiary has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the VirtualModem Employer, for any reason, including because of the consummation of the transactions contemplated by this
     Agreement.   Neither Target nor Target Subsidiary is a party to any
     agreement for the provision of labor from any outside agency. To the knowledge of any Related Party, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for Target or Target Subsidiary, and no claims by any governmental agency with regard to such employees except as set forth in Section 2.19(c) of the
                                                          ----------------------
     Target Disclosure Schedule.
     --------------------------

(d) There have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees providing services to or on behalf of Target or Target Subsidiary or by any of the employees performing work for the VirtualModem Employer but provided by an outside employment agency, and there are no facts or circumstances known to any Related Party that could reasonably be expected to give rise to such complaint or claim. Target, Target Subsidiary and the VirtualModem Employer have complied in all material respects with all laws related to the employment of employees and, except as set forth in Section 2.19(d) of
                                                             ------------------
     the Target Disclosure Schedule, none of Target, Target Subsidiary or the
     ------------------------------
     VirtualModem Employer has received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

(e) None of Target, Target Subsidiary or the VirtualModem Employer has written policies and/or employee handbooks or manuals except as described in
     Section 2.19(e) of the Target Disclosure Schedule.
     -------------------------------------------------

(f) To the knowledge of any Related Party, no officer, employee or consultant of or providing service to or on behalf of Target or Target Subsidiary is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with Target's or Target Subsidiary's business as currently conducted. To the knowledge of any Related Party, none of the execution, delivery or performance by any Related Party of this Agreement or any Ancillary Agreement to which it is a party, nor the carrying on of Target's or

     Target Subsidiary's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of Target's or Target Subsidiary's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under, any Contract or other agreement under which any of such officers, employees or consultants is now bound.

(g) Target, Target Subsidiary and the VirtualModem Employer have complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target, Target Subsidiary, Source Media and Insight Communications, the information and documents on which Target and Target Subsidiary relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target, Target Subsidiary or the VirtualModem Employer pursuant to IRCA, and to the best knowledge of Target, Target Subsidiary, Source Media and Insight Communications, there is no basis for the filing of such a complaint.

2.20  Environmental Matters.
      ---------------------

(a) Target and Target Subsidiary possess all Environmental Permits required for the operation of their business. Target will obtain, prior to the Closing, all Environmental Permits that must be obtained as of or immediately after the Closing in order for Merger Sub, the Surviving Company and/or Target to conduct the business of Target as it was conducted prior to the Closing.

(b) Target and Target Subsidiary are in compliance in all material respects with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

(c) None of Target or Target Subsidiary or, to the knowledge of any Related Party, any predecessor of Target or Target Subsidiary nor any entity previously owned by Target or Target Subsidiary has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there have been no events, facts or circumstances since the date of formation of Target or incorporation of Target Subsidiary, which could reasonably be expected to form the basis of any such obligation or liability. Neither Target or Target Subsidiary nor, to the knowledge of any Related Party, any predecessor of Target nor any entity previously owned by Target has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

(d) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site while Target has occupied the Site and, to Target's knowledge, no Hazardous Material is present in, on, about or migrating to or from any Site. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for Target or Target Subsidiary or, to the knowledge of Target, Target Subsidiary, Source Media and/or Insight Communications, by or for any Other Person with respect to any Site while Target or Target Subsidiary has occupied the Site, which have not been delivered to Parent prior to execution of this Agreement. The Site has not been listed or proposed to be listed as an Environmental Clean-up Site.

2.21  Other Negotiations; Brokers; Third Party Expenses.  No Related Party nor,
      -------------------------------------------------
to the knowledge of any Related Party, any of their Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Target or at Target's direction) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or the Ancillary Agreements or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving Target which could reasonably be expected to result in any Related Party in or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. There is no Contract with respect to Third Party Expenses expected to be incurred by Target in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including any fee or commission payable to any broker, investment broker, finder or financial advisor in connection with this Agreement and the transactions contemplated hereby.

2.22  Foreign Corrupt Practices Act.  Neither Target, Target Subsidiary, nor to
      -----------------------------
the knowledge of any Related Party, any agent, employee or other Person acting on behalf of Target or Target Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

2.23  Approvals.
      ---------

(a)  Section 2.23(a) of the Target Disclosure Schedule contains a list of all
     -------------------------------------------------
     material Approvals of Governmental or Regulatory Authorities relating to the business conducted by Target (including the VirtualModem Business) which are required to be given to or obtained by Target prior to the Closing from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

(b)  Section 2.23(b) of the Target Disclosure Schedule contains a list of all
     -------------------------------------------------
     material Approvals which are required to be given to or obtained by Target prior to Closing from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

(c) Target has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Target (including the VirtualModem Business) in the manner as it is currently being conducted and there has been no written notice received by Target of any material violation or material non-compliance with any such Approvals. All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Target as it is currently being conducted are set forth in Section 2.23(c) of the Target Disclosure
                                      ----------------------------------------
     Schedule.
     --------

(d) The affirmative vote or consent of the holders of the Target Units outstanding as of the applicable record date is the only vote of the holders of any of Target capital ownership interests necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

2.24  Disclosure.  No representation or warranty contained in Article 2 of this
      ----------                                              ---------
Agreement, and no statement contained in the Target Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including Target Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and warranties of Target and Target Subsidiary in Article 2 (as modified by the Target Disclosure Schedule), in the
              ---------
light of the circumstances under which they were made, not misleading.

2.25  Permit Application; Information Statement.  The information supplied in
      -----------------------------------------
writing to Parent, or its counsel or auditors, by Target and Holders for inclusion in the application for issuance of a California Permit pursuant to which the shares of Parent Common Stock to be issued in the Merger under the California Code (the "Permit Application") shall not, at the time the fairness
                      ------------------
hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Target and Holders for inclusion in any information statement to be sent to the holders of Target Units in connection with such holders' consideration of the Merger (the "Target Units
                                                                   ------------
Holders Action") (such information statement as amended or supplemented is
--------------
referred to herein as the "Information Statement") shall not, on the date the
                           ---------------------
Information Statement is first mailed to holders of Target Units, at the time of the Target Units Holders Action and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Target Units Holders Action which has become false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub that is contained in the Permit Application or the Information Statement.

2.26  Investment Advisors.  Except as set forth in Section 2.26 of the Target
      -------------------                          --------------------------
Disclosure Schedule, no broker, investment banker, financial advisor or other
-------------------
Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Target.

2.27  Due Diligence.  The Company has delivered or made available true and
      -------------
complete copies of each material document (to the extent such documents exist), or true and complete summaries thereof, requested by Parent in writing prior to the date of this Agreement.

                                   ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub jointly and severally hereby represent and warrant to Related Parties, subject to such exceptions as specifically disclosed with respect to specific sections of this Article 3 in the Parent disclosure
                                          ---------
schedule (the "Parent Disclosure Schedule") delivered herewith and which shall
               --------------------------
become a part hereof, dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows

3.1  Organization and Qualification.  Parent is a corporation and Merger Sub is
     ------------------------------
a limited liability company, each duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of Parent and Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on Parent.

3.2  Authority Relative to this Agreement.  Each of Parent and Merger Sub has
     ------------------------------------
full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Merger Sub of this Agreement and the Ancillary Agreements to which Parent or Merger Sub is a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub, and no other corporate action on the part of either Parent or Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Parent or Merger Sub is a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Parent or Merger Sub is a party has been duly and validly executed and delivered by Parent and, assuming the due authorization and the valid execution and delivery hereof by Target, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The Parent Common Stock issued to the Holders pursuant to Section 1.5 hereof, when issued to the Holders subject to the terms and conditions of this Agreement, shall be duly and validly authorized, validly issued and fully paid and nonassessable.

3.3  SEC Documents; Parent Financial Statements.  Parent has furnished or made
     ------------------------------------------
available to Target true and complete copies of all SEC Documents filed by it with the SEC since July 28, 1999, all in the form so filed. Parent has timely filed all SEC Documents required to be filed by it since such date. As of the respective filing dates, such SEC Documents filed by Parent and all SEC Documents filed after the date hereof but before the Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial
                                                       ----------------
Statements") comply as to form in all material respects with the published rules
----------
and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the period then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements. Except as reflected or reserved against in the Parent Financial Statements, Parent has no material Liabilities, except for Liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the date of the most recent Parent Financial Statements or
(ii) that would not be required to be reflected or reserved against in the balance sheet of Parent prepared in accordance with GAAP.

3.4  No Conflicts.  The execution and delivery by Parent and Merger Sub of this
     ------------
Agreement does not, and the performance by Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Formation of Merger Sub;

(b) conflict with or result in a violation or breach of any Law or Order applicable to Parent or Merger Sub or their respective Assets or Properties;

(c) except as would not have a Material Adverse Effect on Parent, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any material Lien upon Parent or any of their respective material Assets or Properties, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which Parent is a party or by which any of their material Assets and Properties are bound.

3.5  Information to be Supplied by Parent.  The information supplied by Parent
     ------------------------------------
and Merger Sub for inclusion in the Permit Application shall not, at the time the fairness hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were mad, not misleading. The information supplied by Parent for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to holders of Target Units, at the time of the Target Units Holders Action and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Target Units Holders Action which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target that is contained any of the foregoing documents.

3.6  Ownership of Merger Sub; No Prior Activities.  As of the date hereof and
     --------------------------------------------
the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person other than in connection with the Merger.

3.7  Investment Advisors.  Except as set forth in Section 3.7 of the Disclosure
     -------------------                          -----------------------------
Schedule, no broker, investment banker, financial advisor or other Person is
--------
entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Parent.

3.8  Third Party Consents.  Neither Parent nor Merger Sub is required to obtain
     --------------------
from any third party any consent, waiver or approval for the consummation of the Merger (other than consents which will be obtained at or prior to the Closing and consents, the absence of which could not reasonably be expected to have a Material Adverse Effect on Parent or to prevent the consummation of the transactions contemplated by this Agreement).

                                   ARTICLE 4
                             ADDITIONAL AGREEMENTS

4.1  Information Statement; Permit Application.
     -----------------------------------------

(a) As soon as practicable after the execution of this Agreement, Target shall prepare, with the cooperation of Parent, the Information Statement for the holders of Target Units to approve this Agreement and the transactions contemplated hereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Target Units in the Merger. Parent and Target shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Target will promptly advise Parent, and Parent will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Target Management Committee that the holders of the Target Units approve the Merger and this Agreement and the conclusion of the Target Management Committee Board that the terms and conditions of the Merger are advisable and fair and reasonable to the holders of the Target Units. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

(b) As soon as practicable after the execution of this Agreement, and subject to Section 4.1(a), Parent shall prepare, with the cooperation of Target, the Permit Application. Parent and Target shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Parent and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Target will promptly advise Parent, and Parent will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Parent shall not include in the Permit Application any information with respect to Target or its affiliates or associates, the form and content of which information shall not have been approved by Target prior to such inclusion.

(c) In the event that the California Permit cannot be obtained by March 10, 2000, Parent shall effect the issuance of the shares of Parent Common Stock to be issued pursuant to Section 1.6 in a private placement pursuant to
                              -----------
     Section 4(2) of the Securities Act. The parties hereto acknowledge and agree that in such event: (i) in accordance with Section 1.8, Parent will
                                                       ------------
     at Closing deliver to Source Media Fifteen Million Dollars ($15,000,000) in cash and the Maximum Share Number shall be adjusted accordingly; (ii) as a condition to effecting such issuance as a private placement pursuant to
     Section 4(2) of the Securities Act, Parent shall be entitled to obtain from each Holder of Target Units a Certificate in form and substance to be agreed upon by Parent and Holders and to be set forth as Exhibit C (or such
                                                              ----------
     other form as shall be reasonably satisfactory to Parent) and that Parent will be relying upon the representations made by each Holder of Target Units in the applicable Certificate in connection with the issuance of Parent Common Stock to such Holder; (iii) at the Closing, Parent and the Holders shall execute and deliver the Registration Rights Agreement in form and substance to be agreed upon by Parent and Holders, providing that the Holders shall be granted a demand registration right on a Form S-3 registration statement under the Securities Act exercisable by the Holders at any time on and after July 28, 2000 and before eighteen (18) months following the Closing Date, and to be set forth as Exhibit A-4; (iv) the
                                                        -----------
     shares of Parent Common Stock so issued pursuant to Section 1.6 will not
                                                         -----------
     upon issuance be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act; and (v) the certificates representing shares of Parent Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

4.2  Target Units Holders Approval.  As soon as practicable following the
     -----------------------------
execution and delivery of this Agreement, Target shall give written notice of this Agreement to all holders of Target Units and shall use commercially reasonable efforts to take all other action necessary in accordance with Delaware Law (and, if applicable, the California Code) and its Certificate of Formation and Target LLC Agreement to secure the written consent of holders of Target Units. Subject to Section 4.1, Target shall take all lawful action necessary or advisable to secure the vote or consent of holders of Target Units required to effect the Merger. The materials submitted to the holders of Target Units in respect of the Merger shall have been subject to prior review and comment by Parent and shall include information regarding Target, the terms of the Merger and this Agreement, the unanimous recommendation of the Target Management Committee in favor of the Merger, this Agreement and the transactions contemplated hereby and such other documents (including the Stockholder Certificate) in order to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Parent Common Stock in the Merger. Each Holder agrees to enter into a Support Agreement in the form attached hereto as Exhibit 4.2 immediately upon request by Parent.
                   -----------

4.3  Access to Information.  Between the date of this Agreement and the earlier
     ---------------------
of the Effective Time or the termination of this Agreement, upon reasonable notice Target shall (i) provide Parent, Merger Sub and their respective officers, managers, employees, accountants and counsel full access during normal business hours to all buildings, offices, and other facilities and to all its Books and Records of Target and Target Subsidiary, whether located on its premises or at another location; (ii) permit Parent and Merger Sub to make such inspections as they may reasonably require; (iii) cause its officers to furnish Parent and Merger

Sub such financial, operating, technical and product data and other information with respect to its business and Assets and Properties of Target and Target Subsidiary as Parent and Merger Sub from time to time may reasonably request, including financial statements and schedules; (iv) allow Parent and Merger Sub the opportunity to interview such employees and other personnel and Affiliates Target and Target Subsidiary with Target's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with Parent and Merger Sub in the development of integration plans for implementation by Parent and the Surviving Company following the Effective Time; provided, however, that no investigation pursuant to this Section 4.3 shall affect or be
                                                -----------
deemed to modify any representation or warranty made by such party herein.

4.4  Confidentiality.  The parties acknowledge that Parent and Target have
     ---------------
previously executed a Confidentiality Agreement dated October 7, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in
--------------------------
full force and effect in accordance with its terms. Without limiting the foregoing, all information furnished to Parent and its officers, employees, accountants and counsel by Target, and all information furnished to Target by Parent and its respective officers, employees, accountants and counsel, shall be covered by the Confidentiality Agreement. Each of Parent and Target shall be fully liable and responsible under the Confidentiality Agreement for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants and counsel.

4.5  Expenses.  Whether or not the Merger is consummated, all fees and expenses
     --------
incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation
  --------------------
and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such Third Party Expenses, provided, however, that Parent shall be responsible for all filing fees associated with SEC and other regulatory issues, as applicable, provided that filing fees will be covered for only one filing party other than Parent in connection with a HSR filing, if any.

4.6  Public Disclosure.  Unless otherwise required by Law (including federal and
     -----------------
state securities laws) or, as to Parent, by the rules and regulations of the NASD, prior to the Effective Time, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Parent and Target prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed; and provided further, that if any such public disclosure is required by law or, as to Parent, by the rules and regulations of the NASD, the disclosing party will give the other party reasonable advance notice of such disclosure and, if such disclosure is pursuant to a court order or subpoena or similar process, the disclosing party will cooperate with the other party's efforts to seek injunctive or other relief preventing or limiting such disclosure.

4.7  Approvals.  Parent and Target shall use all commercially reasonable efforts
     ---------
required to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of which Approvals are set forth in either the Target Disclosure Schedule or the Parent

Disclosure Schedule) so as to preserve all rights of and benefits to Target thereunder and Parent and Target shall provide each other with such assistance and information as is reasonably required to obtain such Approvals.

4.8  Notification of Certain Matters.  Target shall give prompt notice to
     -------------------------------
Parent, and Parent shall give prompt notice to Target, of (i) the occurrence or non-occurrence of any event that is likely to cause any representation or warranty of Target or Parent, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and
(ii) any failure of Target or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.8 shall not limit or otherwise affect any remedies available to
     -----------
the party receiving such notice.

4.9  Additional Documents and Further Assurances.  Each party hereto, at the
     -------------------------------------------
request of the other party hereto, shall use all requisite commercially reasonable efforts to execute and deliver such other instruments prior to Closing and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person required in connection with the Merger; provided, however, that neither party shall not be obligated to consent to any material divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

4.10  NNM Listing.  Parent shall cause to be authorized for listing on the NNM,
      -----------
effective as of the Effective Time, all shares of Parent Common Stock to be issued, upon official notice of issuance.

4.11  Auditors.  Each party will use commercially reasonable efforts to cause
      --------
its respective management and independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) to comply with applicable SEC regulations, (ii) the review of any audit or review work papers including the examination of selected audited financial statements and data, and (iii) the delivery of such representations from each party's independent accountants as may be reasonably requested by the other party or its accountants.

4.12  Benefit Arrangements.  Parent and Target agree that, following the
      --------------------
Effective Time, Parent will provide (or will cause Target to provide) benefits to Target's employees as of the Effective Time that are at least as favorable, taken as a whole, as the benefits currently provided to employees of Parent performing functions similar to those to be performed by such Target employees after the Effective Time.

4.13 Neither Parent nor Target shall, nor shall they permit their Subsidiaries to, take any action or fail to take any action before or after the Effective Time which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of
Section 368 of the Internal Revenue Code.

4.14  Merger Sub was formed solely to facilitate the Merger.

4.15 Parent agrees to report the Merger, and agrees to cause Target to report the Merger, as a reorganization within the meaning of Section 368 of the Internal Revenue Code and to take no position inconsistent therewith and further agrees that it will, and that it will cause Target to, report to sale of assets by Target to the Other Assets Company as a sale of assets at the purchase price paid for such assets by the Other Assets Company.

4.16  Merger Sub has elected, or will elect, pursuant to Treasury Regulation
Section 301.7701-3(c)(1), to be classified as a corporation for United States federal income tax purposes effective as of the date of its formation.

4.17 All Tax Returns with respect to taxable periods ending on or before the Effective Time required to be filed by or with respect to Target or Target Subsidiary with any Taxing Authority after the Effective Time will be completed and filed when due (including extensions). All such Tax Returns will be true and complete when filed. Not later than 30 days prior to the due date (including extensions) of each such Tax Return, Parent shall deliver a copy of such Tax Return to the Holders. The Holders shall have an opportunity to review and comment upon each such Tax Return and Parent will make any changes to such Tax Return as reasonably requested by the Holders.

4.18  Noncompete.
      ----------

(a) In order to maximize the value of the assets acquired by Parent under this Agreement, none of Other Assets Company, Source Media and its Affiliates will enter into or continue the business of making, having made, using and directly selling Generic Middleware (as defined in the Programming Services Agreement).

(b) If all or substantially all of the assets of Other Assets Company are acquired by, or Other Assets Company is merged into, a third party, such third party may sell and market Generic Middleware if:

  (i) the third party is selling and marketing independently developed Generic Middleware prior to and at the time of the acquisition or merger; and

  (ii) Other Assets Company provides Parent with written notice sixty (60) days prior to such acquisition or merger to the extent practicable.

(c) This Section 4.18 shall terminate when Section 2.1(c) of the Preferred Content Provider Agreement is no longer in effect.

                                   ARTICLE 5
                            CONDITIONS TO THE MERGER

5.1  Conditions to Obligations of Each Party to Effect the Merger.  The
     ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)  Governmental and Regulatory Approvals.  Approvals from any Governmental or
     -------------------------------------
     Regulatory Authority (if any) necessary for consummation of the transactions contemplated by this Agreement shall have been timely obtained, unless the failure to obtain such Approval could not be reasonably expected to have a Material Adverse Effect on Parent, Target or the Holders, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(b)  No Injunctions or Regulatory Restraints; Illegality.  No temporary
     ---------------------------------------------------
     restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain material divestitures were made or if Parent were to agree to material limitations on its business activities or operations.

(c)  Target Units Holder Action.  The Merger shall have been approved by the
     --------------------------
     requisite votes of the holders of Target Units of Target in accordance with the DLLCA and, if applicable, the California Code.

(d)  Legal Proceedings.  No Governmental or Regulatory Authority shall have
     -----------------
     notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

(e)  Fairness Hearing and California Permit; Private Placement Alternative.  The
     ---------------------------------------------------------------------
     fairness hearing shall have been held by the Commissioner of Corporations of the State of California and the California Permit shall have been issued by the State of California. In the alternative, if for whatever reason the California Permit shall not have been issued by March 10, 2000, or if a determination shall have been made by such Commission not to issue the California Permit, Parent shall have executed and delivered to Holders the Registration Rights Agreement (and such Registration Rights Agreement shall be in full force and effect upon delivery).

5.2  Additional Conditions to Obligations of Target.  The obligations of Target
     ----------------------------------------------
to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

(a)  Representations and Warranties.  Each of the representations and warranties
     ------------------------------
     made by Parent and Merger Sub in this Agreement (as qualified by the Parent Disclosure Schedule, as such may be updated at the Closing Date and prior to the Effective Time, as provided below) shall be true and correct when made and (other than representations and warranties which by their express terms are made solely as of a specified earlier date) shall be true and correct on and as of the Closing Date so as to not have any Material Adverse Effect on Parent as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall be true and correct on and as of such earlier date, provided, however, that Parent shall have the opportunity to update its Disclosure Schedule as of the Closing Date as necessary for their representations and warranties (other than representations and warranties which by their express terms were made solely as of a specified earlier date) to be true and correct in all material respects as of the Closing Date.

(b)  Performance.  Parent and Merger Sub shall have performed and complied in
     -----------
     all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Merger Sub at or before the Closing.

(c)  Officers' Certificates.  Parent shall have delivered to Target (i) a
     ----------------------
     certificate, dated the Closing Date and executed by the President and Chief Executive Officer of Parent and (ii) a certificate, dated the Closing Date and executed by the Secretary of Parent, both in form and substance to be agreed upon by Parent and Holders and to be set forth as Exhibit D hereto.
                                                              ---------
     Parent shall have delivered to special tax counsel for Target a certificate, dated as of the Closing Date and executed by an authorized officer of Parent, in substantially the form set forth in Exhibit H hereto.
                                                               ---------
(d)  No Material Adverse Change.  There shall have occurred no material adverse
     --------------------------
     change in the Business or Condition of Target or Parent since the date hereof; provided that for purposes of this Section 5.2(d) and Sections 2.8
                                                --------------     ------------
     and 5.2(a), changes which are attributable to or result from (i) the public
     ----------
     announcement or pendency of the transactions contemplated hereby on customers of each party, (ii) changes in general economic conditions or changes affecting the industry generally in which such party operates,
     (iii) changes resulting from the acts or omissions of a party to this Agreement (other than the party asserting that such changes constitutes a material adverse change in its Business or Condition); provided, that a reduction in the market price of a party's capital stock shall not, in and of itself, constitute a material adverse change in the Business or Condition of such party; (it being understood that in any controversy concerning the applicability of this clause (d) the party claiming the benefit of this clause (d) shall have the burden of proof with respect to the elements of such clause).

(e)  Legal Opinion.  Target shall have received a legal opinion from Gunderson
     -------------
     Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Parent, in form and substance to be agreed upon by Parent and Holders and to be set forth on Exhibit E hereto.
              ---------

(f)  NNM Listing.  Parent shall have caused to be authorized for listing on the
     -----------
     NNM, effective as of the Effective Time, all shares of Parent Common Stock to be issued, upon official notice of issuance.

(g)  Ancillary Agreements.  Parent and Merger Sub shall have executed and
     --------------------
     delivered each Ancillary Agreement to which it is a party.

5.3  Additional Conditions to the Obligations of Parent and Merger Sub.  The
     -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)  Representations and Warranties.  Each of the representations and warranties
     ------------------------------
     made by Target in this Agreement (as qualified by the Target Disclosure Schedule, as such may be updated at the Closing Date and prior to the Effective Time, as provided below) shall be true and correct when made and (other than representations and warranties which by their express terms are made solely as of a specified earlier date) shall be true and correct on and as of the Closing Date so as to not have any Material Adverse Effect on Target and Target Sub, taken as a whole, as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall be true and correct on and as of such earlier date, provided, however, that Target shall have the opportunity to update its Disclosure Schedule as of the Closing Date as necessary for its representations and warranties (other than representations and warranties which by their express terms were made solely as of a specified earlier date) to be true and correct in all respects as of the Closing Date.

(b)  Performance.  Target shall have performed and complied in all material
     -----------
     respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Target on or before the Closing Date. Target shall have obtained all necessary approvals of the Source Media Bondholders and preferred shareholders to the transactions contemplated by this Agreement and the Ancillary Agreements.

(c)  Certificates.  Target shall have delivered to Parent (i) a certificate,
     ------------
     dated the Closing Date and executed by the Target Management Committee and
     (ii) a certificate, dated the Closing Date and executed by the manager of Target, both substantially in the forms set forth in Exhibit F hereto.
                                                          ---------
(d)  No Material Adverse Change.  There shall have occurred no material adverse
     --------------------------
     change in the Business or Condition of Parent since the date hereof; provided that for purposes of this Section 5.3(d) and Section 5.3(a),
                                        --------------     --------------
     changes which are attributable to or result from (i) the public announcement or pendency of the transactions contemplated hereby on customers of each party, (ii) changes in general economic conditions or changes affecting the industry generally in which such party operates,
     (iii) changes resulting from the acts or omissions of a party to this Agreement (other than the party asserting that such changes constitutes a material adverse change in its Business or Condition); provided, that a reduction in the market price of a party's capital stock shall not, in and of itself, constitute a material adverse change in the Business or Condition of such party; (it being understood that in any controversy concerning the applicability of this clause (d) the party claiming the benefit of this clause (d) shall have the burden of proof with respect to the elements of such clause).

(e)  Third Party Consents.  Parent shall have been furnished with evidence
     --------------------
     satisfactory to it that Target has obtained the consents, approvals and waivers listed in Section 2.5 of the Target Disclosure Schedule (except for
                       ---------------------------------------------
     such consents, approvals and waivers
     the failure of which to receive could not reasonably be expected to have a Material Adverse Effect on the Surviving Company).

(f)  Legal Opinion.  Parent shall have received a legal opinion from Cooperman
     -------------
     Levitt Winikoff Lester & Newman, P.C., legal counsel to Target, in form and substance to be agreed upon by Parent and Holders and to be set forth on Exhibit G hereto.
     ---------

(g)  Ancillary Agreements.  Each Related Party shall have executed and delivered
     --------------------
     each Ancillary Agreement to which it is a party.

(h)  Employees.  At least eighty percent (80%) of the employees of the
     ---------
     VirtualModem Employer, which employees are identified on Schedule 2.19(c),
                                                              ----------------
     (A) shall continue to be employed by the VirtualModem Employer immediately prior to the Closing, (B) shall have accepted employment with Parent by executing and delivering to Parent its standard form offer letter and (C) shall not have given any notice or other indication that they are not willing to be employed by Parent or a Subsidiary of Parent (as Parent shall designate), following the Merger.

                                   ARTICLE 6
               SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                                 AND AGREEMENTS

6.1  Survival of Representations, Warranties, Covenants and Agreements.
     -----------------------------------------------------------------
Notwithstanding any right of Parent, Merger Sub or Target (whether or not exercised) to investigate the affairs of Parent, Merger Sub or Target or a waiver by Parent or Target of any condition to Closing set forth in Article 5,
                                                                    ---------
each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. The representations and warranties of Target relating to the ownership of Target Intellectual Property shall survive the Merger for a period of two (2) years. All other representations and warranties of Target and all of the representations and warranties of Parent shall survive the Merger for a period of one (1) year. None of the other covenants and agreements of Target and Parent, which by their terms are to be performed on or prior to the Closing Date, shall survive after the Merger.

6.2  Indemnification by the Holder Indemnitors.  Each of Source Media, Insight
     -----------------------------------------
Interactive and Insight Communications (the "Holder Indemnitors") shall
                                             ------------------
indemnify Parent, Merger Sub and the Surviving Company and any employee, director, officer or agent (the "Indemnified Parties") of each of them against,
                                 -------------------
hold each of them harmless from, and reimburse each of them for any claim, costs, loss, liability or expense (including reasonable attorneys' fees and expenses) or other damage (including, without limitation, expectation, actual, punitive and consequential damages) (collectively, "Damages") arising, directly
                                                    -------
or indirectly, from or in connection with: (a) any inaccuracy in or breach of any of the representations or warranties of Target, Target Subsidiary or the Holders in this Agreement, (b) any failure by Target, Target Subsidiary or the Holders to perform or comply with any covenant or obligation in this Agreement,
(c) any Third Party Claim relating to an inaccuracy or failure referred to in clause (a) or (b) above, (d) except as provided in Section 2.11 of the Target
                                                   --------------------------
Disclosure Schedule with respect to the Worldgate Litigation, any liability
-------------------
incurred by  Parent or any of its Affiliates
relating to the Litigation and (e) any assets, including contract rights, transferred from Target to Other Assets Company prior to the Closing and any liabilities of Target assumed by the Other Assets Company prior to the Closing. In addition, to the extent that any representation or warranty of Target, Target Subsidiary, or the Holders is qualified, limited or subject to a materiality or other standard or threshold, such as "to the knowledge of", "the best of the knowledge of" or by the condition that such representation, warranty, covenant or agreement would not, or is not or are not expected to "have a Material Adverse Effect" or by any other similar qualification or limitation (whether such qualification or limitation, standard or threshold is set forth therein or under applicable law pertaining to another document to which reference is made herein), then for all purposes of this Section 6.2 and the indemnification
                                       -----------
obligation imposed hereunder, such disclosure, representation or warranty shall be deemed to have been made without such limitation, qualification, material adverse effect standard or other similar standard or threshold, with it being the intent of the parties that the Indemnified Parties be fully indemnified hereunder for any Damages incurred by such party without regard to the qualification, limitation, standard or threshold set forth in the disclosure, representation or warranty. No claim for Damages shall be made until the cumulative amount of the Damages exceeds One Hundred Thousand Dollars ($100,000), at which point claim may be made for the entire amount of the incurred Damages.

6.3  Market Stand-Off.  Each Holder hereby agrees that it will not during the
     ----------------
period commencing on the Effective Time and ending on July 31, 2000, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, eighty percent (80%) of the shares of Parent Common Stock acquired by Holder pursuant to the Merger or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of eighty percent (80%) of the shares of Parent Common Stock acquired by Source Media or Insight Interactive pursuant to the Merger, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise, provided that Source Media may grant a security interest and pledge in respect of such Parent Common Stock for the benefit of the Source Media Bondholders, provided further that such pledge(s) shall be subject to the restrictions of this Section 6.3.

6.4  Limitation of Liability.  The aggregate liability of each of Source Media,
     -----------------------
Insight Interactive and Insight Communications in respect of their obligations under this Agreement and the Ancillary Agreements shall be limited to an amount equal to the sum of (i) the amount of proceeds (net of sales commissions,
             ---
discounts and brokerage fees) from any sale of Parent Common Stock by such party (or its Affiliates) issued pursuant to Section 1.5 hereof that occurs prior to the close of business on the date such liability is determined (the "Determination Date"), without regard to any use or application of such proceeds, and (ii) in the case of Parent Common Stock held by such party or its Affiliates issued pursuant to Section 1.5 hereof and held at the close of business on the Determination Date, the lesser of (A) the fair market value of such stock, based on the closing sale price of such stock on the Determination Date, or (B) the net proceeds from the sale of such stock during the thirty (30) days following the Determination Date when such stock is both publicly traded and traded on the Nasdaq National Market or on established trading exchange, minus the amount of any liability of such party (or its Affiliate) for any such
-----
obligations that have already been paid by such party (or its Affiliate).

Except for obligations arising under the Programming Services Agreement, any such obligations shall terminate on the second anniversary of the Closing Date. Except as provided in the following sentence, any such obligations arising under the Programming Services Agreement shall terminate in accordance with the Programming Services Agreement. Notwithstanding any other provision hereof, this Section 6.4 shall not apply to the obligations of Source Media arising under the Programming Services Agreement.

                                   ARTICLE 7
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

7.1  Conduct of Business.
     -------------------
(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Target and Parent each agree (unless such party receives prior consent in writing from the other party, which consent shall not be unreasonably withheld) to carry on its business in the ordinary and usual course and consistent with its past practices, to pay its Liabilities and Taxes consistent with its past practices (and in any event when due), to pay or perform other obligations when due consistent with its past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time.

(b) Without limiting Section 7.1(a), and except as otherwise specifically provided in this Agreement, Target shall not, without the prior written consent of Parent, which consent shall not be unreasonably withheld, take, or agree in writing or otherwise to take, any of the actions described in
     Section 2.8 of this Agreement, or any other action that would make any of
     -----------
     its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent Target from performing or cause Target not to perform its agreements and covenants hereunder.

7.2  No Solicitation.
     ---------------

(a) Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, Target will not
                                             -----------
     take (and since December 1, 1999, inclusive, neither Target nor Target Subsidiary has taken), nor will Target permit (and since December 1, 1999 inclusive has not permitted) any of its members, managers, agents, employees, affiliates, attorneys, accountants, financial advisers or other representatives (collectively, "Representatives") to (directly or
                                     ---------------
     indirectly): (i) solicit, encourage, initiate, entertain, review or participate in any negotiations or discussions with respect to an offer or proposal, oral, written, or otherwise, formal or informal to acquire all or any part of the VirtualModem Business or the VirtualModem Products, whether by purchase of assets, exclusive license, joint venture formation, purchase of stock, business combination or otherwise, (ii) disclose any information not customarily disclosed to any Person concerning Target as such information relates to the VirtualModem Business and which Target believes would be used for the purposes of formulating any such offer or proposal,
     (iii) assist, cooperate with, facilitate or encourage any Person to make any offer or proposal to acquire all or any substantial portion of the VirtualModem Business or the VirtualModem Products (directly or indirectly), (iv) agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving the acquisition of all or any part of Target (a "Acquisition Proposal"), or (v) authorize or permit
                            --------------------
     any of Target's Representatives to take any such action. Target shall notify Parent as promptly as practical if any proposal or offer (formal or informal, oral, written or otherwise), or any inquiry or contact with any Person with respect thereto, regarding a Acquisition Proposal is made, such notice to include the identity of the Person proposing such Acquisition Proposal and the terms thereof, and shall keep Parent apprised, on a current basis of the status of any such Acquisition Proposal and of any modifications to the terms thereof. Target immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties other than Parent conducted heretofore with respect to any Acquisition Proposal.

(b) Except as set forth below in this subsection (b), neither the Target Management Committee nor any committee thereof shall: (i) fail to include, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such management committee or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal, or
     (iii) enter into any agreement with respect to any Acquisition Proposal.

                                   ARTICLE 8
                       TERMINATION, AMENDMENT AND WAIVER

8.1  Termination.  Except as provided in Section 8.2 below, this Agreement may
     -----------                         -----------
be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)  by mutual written consent of Target and Parent;

(b)  by Parent or Target if:

  (i) the Effective Time has not occurred before 5 p.m. (Pacific Time) on April 15, 2000 (provided however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose
           -----------------
willful failure to fulfill any obligation hereunder has been the cause of or resulted in, the failure of the Effective Time to occur on or before such date);

  (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal or there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger;

  (iii) there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would (A) prohibit Parent's or the Merger Sub's ownership or operation of all or any portion of the business of Target or (B) compel Parent or Merger Sub to dispose of or hold separate all or a portion of the Assets and Properties of Target as a result of the Merger; or

  (iv) the Merger is not approved and adopted by the affirmative vote of the Holders as required by the DLLCA, the California Code (if applicable), and Target's LLC Agreement.

(c)  by Target if:

  (i) prior to the Effective Time, Parent Board shall have withdrawn, modified or changed in a manner adverse to Target its approval or recommendation of this Agreement or the Merger; or

  (ii) (Target is not in breach in any material respect of any of its representations, warranties, covenants or agreements in this Agreement) if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (A) Parent is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to Parent (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured) and (B) as a result of such breach and assuming such breach is not cured, the conditions set forth in Section 5.1 or Section 5.2, as the case may be, would not at Closing be
   -----------    -----------
satisfied.

(d)  by Parent if:

  (i) prior to the Effective Time, Target Board shall have withdrawn, modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger; or

  (ii) Parent is not in breach in any material respect of any of its representations, warranties, covenants or agreements in this Agreement) if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the Target and (A) Target is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to Target (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured) and (B) as a result of such breach and assuming such breach is not cured, the conditions set forth in Section 5.1 or Section 5.3, as the case may be,
                            -----------    -----------
would not at Closing be satisfied.

8.2  Effect of Termination.  In the event of a valid termination of this
     ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void
                         -----------
and there shall be no liability or obligation on the part of Parent or Target, or their respective officers, directors or stockholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 4.4, 4.5, 4.6, 8.2, 9.6, 9.9, 9.10 and 9.11 of this
                  ----------------------------------------------------
Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3  Amendment.  Except as is otherwise required by applicable law, this
     ---------
Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

8.4  Extension; Waiver.  At any time prior to the Effective Time, Parent and
     -----------------
Target may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1  Notices.  All notices, requests and other communications hereunder must be
     -------
in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

               If to Parent or Merger Sub to:

               Liberate Technologies
               2 Circle Star Way
               San Carlos, CA  94070
               (650) 701-4000 Phone
               (650) 701-4951 Facsimile
               Attention:  General Counsel

               with a copy to:

               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
               Menlo Park, California 94025
               (650) 321-2400 Phone
               (650) 321-2800 Facsimile
               Attention:  Brooks Stough

               If to Target to:

               SourceSuite LLC
               c/o Source Media, Inc.
               5400 LBJ Freeway, Suite 680
               Dallas, Texas  75240
               Attention: Stephen W. Palley, Chief Executive Officer with a copy to:

               Cooperman Levitt Winikoff Lester & Newman, P.C.
               800 Third Avenue
               New York, NY  10022
               (212) 688-7000 Phone
               (212) 755-2839 Facsimile
               Attention:  Robert L. Winikoff, Esq.

               If to SourceSuite Acquisition LLC:

               c/o Source Media, Inc.
               5400 LBJ Freeway, Suite 680
               Dallas, Texas  75240
               (972) 701-5400 Phone
               (972) 701-5566 Facsimile
               Attention:  Stephen W. Palley, Chief Executive Officer

               with a copy to:

               Cooperman Levitt Winikoff Lester & Newman, P.C.
               800 Third Avenue
               New York, NY  10022
               (212) 688-7000 Phone
               (212) 755-2839 Facsimile
               Attention:  Robert L. Winikoff, Esq.

               If to Source Media:

               Source Media, Inc.
               5400 LBJ Freeway, Suite 680
               Dallas, Texas  75240
               (972) 701-5400 Phone
               (972) 701-5566 Facsimile
               Attention:  Stephen W. Palley, Chief Executive Officer

               with a copy to:

               Cooperman Levitt Winikoff Lester & Newman, P.C.
               800 Third Avenue
               New York, NY  10022
               (212) 688-7000 Phone
               (212) 755-2839 Facsimile
               Attention:  Robert L. Winikoff, Esq.

               If to Insight Interactive, LLC or Insight Communications Company,
               Inc.:

               Insight Communications Company, Inc.
               126 East 56th Street
               New York, New York  10022
               (212) 371-2266 Phone
               (212) 371-1549 Facsimile
               Attention:  General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.1, be deemed given upon
                                              -----------
delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation,
                     -----------
(iii) if delivered by mail in the manner described above to the address as provided for in this Section 9.1, be deemed given on the earlier of the third
                     -----------
Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 9.1, be deemed
                                                     -----------
given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party
                                                        -----------
from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

9.2  Entire Agreement.  This Agreement and the Exhibits and Schedules hereto,
     ----------------
including Target Disclosure Schedule and the Parent Disclosure Schedule, and all agreements required to be executed and delivered pursuant hereto, constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

9.3  Further Assurances; Post-Closing Cooperation.  At any time or from time to
     --------------------------------------------
time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use diligent efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

9.4  Waiver.  Any term or condition of this Agreement may be waived at any time
     ------
by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

9.5  Third Party Beneficiaries.  The terms and provisions of this Agreement are
     -------------------------
intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

9.6  No Assignment; Binding Effect.  Neither this Agreement nor any right,
     -----------------------------
interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and any third party that shall acquire all or substantially all of the assets hereto or at least fifty percent (50%) of the outstanding equity of a party hereto.

9.7  Headings.  The headings and table of contents used in this Agreement have
     --------
been inserted for convenience of reference only and do not define or limit the provisions hereof.

9.8  Invalid Provisions.  If any provision of this Agreement is held to be
     ------------------
illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.9  Governing Law.  This Agreement shall be governed by and construed in
     -------------
accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.10  Construction.  Ambiguities in this Agreement, if any, shall not be
      ------------
construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

9.11  Counterparts.  This Agreement may be executed in any number of
      ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.12  Specific Performance.  The parties hereto agree that irreparable damage
      --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.13  No Solicitation of Employees.  Following the Closing, neither Source Media
      ----------------------------
nor Insight Communications shall directly or indirectly solicit any employee of the Surviving Company, Parent or Merger Sub to leave or terminate their employment with that party.

9.14  Exculpation.  Notwithstanding the foregoing or any other provision of this
      -----------
Agreement or any other document related to the Merger that refers to the treatment of the Merger as a reorganization, including without limitation the application and information statement relating to California Permit, Source Media and Insight Interactive each (i) acknowledge and agree that none of Parent, Merger Sub or Target has made pursuant to this Agreement or otherwise in connection with the Merger any representation regarding, or shall Parent, Merger Sub nor Target be held liable with respect to, the tax consequences of the receipt of the Merger consideration, and (ii) represent that they have consulted with their respective tax advisors regarding the tax consequences of the Merger and understand that any tax disclosure provided in connection with the California Permit has been prepared by such tax advisors.

9.15  Adjustments.  Anything to the contrary herein notwithstanding, Target
      -----------
shall have the right, at Target's option, anytime prior to Effective Time to contribute to the Other Assets Company any or all of the cash and cash equivalents held by Target (other than the proceeds from the sale of assets to Other Assets LLC).

                                  ARTICLE 10
                                  DEFINITIONS

10.1  Definitions.
      -----------
(a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "Acquisition Proposal" has the meaning ascribed to it in Section 7.3.
                                                                   -----------

          "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

          "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, or (b) any other Person that owns or controls (i) twenty percent (20%) or more of any class of voting ownership interests of that Person or any of its Affiliates or (ii) twenty percent (20%) or more of any class of voting ownership interests (including any ownership interests issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting ownership interests or by contract or otherwise.

          "Agreement" means this Merger Agreement and Plan of Reorganization, including (unless the context otherwise requires) the Exhibits and Schedules hereto and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          "Agreement Date" means the date first written above.

          "Ancillary Agreements" has the meaning ascribed to it in Section 2.2.
                                                                   -----------

          "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of any class of voting ownership interests, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of such party, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

          "Business Combination" means, with respect to any Person, (i) any merger, consolidation or other business combination to which such Person is a party, (ii) any sale, dividend, split or other disposition or any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person, or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "Business or Condition" means, with respect to Parent, the business, condition (financial or otherwise), results of operations or Assets and Properties of Parent and each of its Subsidiaries, taking Parent together with such Subsidiaries as a whole, and, with respect to Target, the business (including the VirtualModem Business), condition (financial or otherwise), results of operations or Assets and Properties of Target and Target Subsidiary, taking Target together with Target Subsidiary as a whole.

          "California Code" means the California Corporations Code and all amendments and additions thereto.

          "California Permit" has the meaning ascribed to it in Section 1.8.
                                                                ------------

          "Closing" means the closing of the transactions contemplated by
Section 1.2.
-----------

          "Closing Date" has the meaning ascribed to it in Section 1.2.
                                                           -----------

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

          "Confidentiality Agreement" has the meaning ascribed to it in Section
                                                                        -------
4.4.
---

          "Contract" means any material contract, including:

(a) any distributor, sales, advertising, agency or manufacturer's representative contract;

(b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than two hundred thousand dollars ($200,000) over the life of the contract;

(c) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

(d) any contract for unexpended capital expenditures in excess of two hundred thousand dollars ($200,000) in the aggregate;

(e) any contract limiting the freedom of such party to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or non-disclosure contract;

(f) any contract pursuant to which such party is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

(g) any contract with any person with whom such party does not deal at arm's length; or

(h) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

          "DLLCA" means the Limited Liability Company Act of the State of Delaware.

          "Delaware Certificate of Merger" has the meaning set forth in Section
                                                                        -------
1.2.
---

          "Effective Time" has the meaning ascribed to it in Section 1.2.
                                                             -----------

          "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

          "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

          "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to of Hazardous Materials, including the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

          "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" means each person (as defined in section 3(9) of ERISA) that, together with Target, would be treated as a single employer under section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of section 414(b) or (c) of the Internal Revenue Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "Exchange Ratio" means the quotient obtained by dividing (x) the Maximum Share Number (without regard to any adjustment thereof) by (y) the aggregate number of Target Units that are outstanding immediately prior to the Effective Time.

          "Expiration Date" shall mean the date 180 days after the Effective
Date.

          "Financial Statement Date" means November 30, 1999.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

          "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

          "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          "Information Statement" has the meaning ascribed to it in Section
                                                                    -------
2.25.

          "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, moral rights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Target or Target Subsidiary.

          "IRS" means the United States Internal Revenue Service or any successor entity.

          "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

          "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "Loss(es)" means any and all damages, payments, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value), expenses, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys).

          "Material Adverse Effect" when used with reference to any entity or group of related entities, means any event, change or effect that is (or will with the passage of time be) materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

          "Maximum Share Number" means 886,000 shares of Parent Common Stock, provided, however, that if the parties are unable to obtain the California Permit for whatever reason, the Maximum Share Number shall be reduced to 821,536 shares of Parent Common Stock.

          "Merger" has the meaning ascribed to it in the recitals to this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Parent Affiliate" has the meaning ascribed to it in Section 5.11.
                                                               ------------

          "Parent Common Stock" has the meaning ascribed to it in the recitals of this Agreement.

          "Parent Financial Statements" has the meaning ascribed to it in

Section 3.3.
-----------

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "Permit" means any license, permit, franchise or authorization.

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability Target or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Preferred Content Provider Agreement" means the Contract to be entered into on the Closing Date by and between Other Assets Company and Parent, substantially in the form of Exhibit A-3 attached hereto, whereby Other Assets
                             -----------
Company shall be a preferred content provider of Parent.

          "Programming Services Agreement" means the Contract between Other Assets Company and Target, substantially in the form of Exhibit A-1 attached
                                                        -----------
hereto, whereby Target will continue development of the Server IPG application (as defined therein).

          "PTO" means the United States Patent and Trademark Office.

          "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          "Related Party" has the meaning subscribed to it in Section 2.2.
                                                              -----------

          "Registration Rights Agreement" means the Contract among Parent and the holders of Target Units, substantially in the form of Exhibit A-4 attached
                                                          -----------
hereto, whereby Parent grants such holders one demand registration right which can be exercised by such holders only during a certain period and only in certain events.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed with the SEC by such Person pursuant to Section 13(a) and 15(d) of the Exchange Act and all final and effective registration statements and prospectuses filed by such Person with the SEC pursuant to the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by Target or Target Subsidiary, any predecessors of Target or Target Subsidiary, or any entities previously owned by Target or Target Subsidiary, including all soil, subsoil, surface waters and groundwater.

          "Source Media Bondholders" means the holders of Source Media's 12% Senior Secured Notes due 2004.

          "Subsidiary" means, in addition to Target Subsidiary, any Person in which Target or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

          "Surviving Company" has the meaning ascribed to it in Section 1.1.
                                                                -----------

          "Target" has the meaning ascribed to it in the forepart of this Agreement.

          "Target Affiliates" has the meaning ascribed to it in Section 5.10.
                                                                ------------

          "Target Financials" means the unaudited consolidated balance sheets of Target and Target Subsidiary as of November 30, 1999 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, including the notes thereto.

          "Target 401(k) Plan" means Target's 401(k) Plan.

          "Target Intellectual Property" shall mean any Intellectual Property that is (i) owned by; (ii) licensed to; or (iii) was developed or created by or for Target or Target Subsidiary, that is used in or necessary for the conduct of the present or anticipated business of Target or Target Subsidiary.

          "Target LLC Agreement" has the meaning ascribed to it in the recitals of this Agreement.

          "Target Management Committee" has the meaning ascribed to it in the recitals of this Agreement.

          "Target Registered Intellectual Property" means all Registered Intellectual Property owned by, or filed in the name of, Target or Target Subsidiary.

          "Target Subsidiary" means Source Media Canada, Inc.

          "Target Units" has the meaning ascribed to it in the recitals.

          "Tax" or "Taxes" has the meaning ascribed to it in Section 2.10(h).

          "Tax Returns" means any return, statement, report, declaration, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed a Taxing Authority.

          "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

          "Third Party Expenses" has the meaning ascribed to it in Section 5.5.
                                                                   -----------

          "VirtualModem Business" means Target's business relating to the VirtualModem Products and associated businesses as it currently is conducted or proposed to be conducted

          "VirtualModem Products" means the server-based software platform that is designed to enable cable and satellite signal transmitted television viewers, among others, to enjoy interactive connectivity using a VirtualModem enabled digital set top box, allowing viewers to browse the Internet, send and receive email, facilitate e-commerce and access a wide variety of interactive television applications.

          "VirtualModem License Agreement" means the License between Target and Insight Communications, substantially in the form of Exhibit A-2 attached
                                                     -----------
hereto, whereby Insight Communications will obtain a license to Target's Intellectual Property for certain purposes.

(i) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Target, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Parent, on the one hand, and Target, on the other.

(j) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, and (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

LIBERATE TECHNOLOGIES                   SOURCESUITE LLC

By:                                     By:
      ---------------------------             ---------------------------
Name:                                   Name:
      ---------------------------             ---------------------------
Title:                                  Title:
      ---------------------------             ---------------------------



SOURCE MEDIA, INC                       INSIGHT INTERACTIVE, LLC

By:                                     By:
      ---------------------------             ---------------------------
Name:                                   Name:
      ---------------------------             ---------------------------
Title:                                  Title:
      ---------------------------             ---------------------------


INSIGHT COMMUNICATIONS COMPANY, INC.

By:                                     By:
      ---------------------------             ---------------------------
Name:                                   Name:
      ---------------------------             ---------------------------
Title:                                  Title:
      ---------------------------             ---------------------------
To be entered into before Closing by:
------------------------------------

LIBERATE ACQUISITION CO.                SOURCESUITE ACQUISITION LLC

By:                                     By:
      ---------------------------             ---------------------------
Name:                                   Name:
      ---------------------------             ---------------------------
Title:                                  Title:
      ---------------------------             ---------------------------